THIS AMENDED AND RESTATED LOAN AGREEMENT IS AN AMENDMENT AND RESTATEMENT, BUT NOT A NOVATION, OF THAT CERTAIN LOAN AGREEMENT, EXECUTED BY AND BETWEEN THE INITIAL BORROWERS AND BANK, DATED AS OF AUGUST 3, 2000, AS AMENDED BY THAT CERTAIN AMENDMENT TO LOAN AGREEMENT DATED AS OF JUNE 14, 2001, AS FURTHER AMENDED BY THAT CERTAIN SECOND AMENDMENT TO LOAN AGREEMENT DATED AS OF MAY 6, 2002, AS FURTHER AMENDED BY THAT CERTAIN THIRD AMENDMENT TO LOAN AGREEMENT DATED AS OF AUGUST 30, 2002, AS FURTHER AMENDED BY THAT CERTAIN FOURTH AMENDMENT TO LOAN AGREEMENT DATED AS OF DECEMBER 31, 2002, AS FURTHER AMENDED BY THAT CERTAIN FIFTH AMENDMENT TO LOAN AGREEMENT DATED AS OF FEBRUARY 28, 2003, AS FURTHER AMENDED BY THAT CERTAIN SIXTH AMENDMENT TO LOAN AGREEMENT DATED AS OF JULY 22, 2003, AS FURTHER AMENDED BY THAT CERTAIN SEVENTH AMENDMENT TO LOAN AGREEMENT DATED AS OF JANUARY 28, 2004, AS FURTHER AMENDED BY THAT CERTAIN EIGHTH AMENDMENT TO LOAN AGREEMENT DATED JULY 8, 2004, AS FURTHER AMENDED BY THAT CERTAIN NINTH AMENDMENT TO LOAN AGREEMENT DATED NOVEMBER 3, 2004, AS FURTHER AMENDED BY THAT CERTAIN TENTH AMENDMENT TO LOAN AGREEMENT DATED DECEMBER 21, 2004, AS FURTHER AMENDED BY THAT CERTAIN ELEVENTH AMENDMENT TO LOAN AGREEMENT DATED JUNE 22, 2005, AS FURTHER AMENDED BY THAT CERTAIN TWELFTH AMENDMENT TO LOAN AGREEMENT DATED SEPTEMBER 30, 2005, AS FURTHER AMENDED BY THAT LETTER AGREEMENT DATED JUNE 13, 2005, AND AS FURTHER AMENDED BY THAT CERTAIN THIRTEENTH AMENDMENT TO LOAN AGREEMENT DATED DECEMBER 30, 2005.
AMENDED AND RESTATED LOAN AGREEMENT
          This Amended and Restated Loan Agreement (this “Loan Agreement” or “Agreement”), dated as of the 14th day of June, 2006, by and between PDG Environmental, Inc., a Delaware corporation (“Parent”), Project Development Group, Inc., a Pennsylvania corporation (“Project”), Enviro-Tech Abatement Services, Co., a North Carolina corporation (“Enviro-Tech”), and PDG, Inc., a Pennsylvania corporation (“PDG”), (Parent, Project, Enviro-Tech and PDG collectively, the “Initial Borrowers”), Flagship Restoration, Inc., a Delaware corporation (“Flagship”), and Servestec, Inc., a Florida corporation (Initial Borrowers, Flagship and Servestec, collectively, the “Borrowers”) and Sky Bank, an Ohio banking institution, having an office at 101 East Washington Street, New Castle, Pennsylvania 16103 (“Bank”).
W I T N E S S E T H:
          WHEREAS, Initial Borrowers and Bank entered into a Loan Agreement dated as of August 3, 2000 (the “2000 Loan Agreement”), as amended by that certain Amendment to Loan Agreement dated as of June 14, 2001 (the “First Amendment”), that certain Second Amendment to Loan Agreement dated as of May 6, 2002 (the “Second Amendment”), that certain Third Amendment to Loan Agreement dated as of August 30, 2002 (the “Third Amendment”), that certain Fourth Amendment to Loan Agreement dated as of December 31, 2002 (the “Fourth Amendment”), that certain Fifth Amendment to Loan Agreement dated as of February 28, 2003 (the “Fifth Amendment”), that certain Sixth Amendment to Loan Agreement dated as of July 22, 2003 (the “Sixth Amendment”), that certain Seventh Amendment to Loan Agreement dated as of January 28, 2004 (the “Seventh Amendment”), that certain Eighth Amendment to Loan Agreement dated July 8, 2004 (the “Eighth Amendment”), that certain Ninth Amendment to Loan Agreement dated November 3, 2004 (the “Ninth Amendment”), that certain Tenth Amendment to Loan Agreement dated December 21, 2004 (the “Tenth Amendment”), that certain Eleventh Amendment to Loan Agreement dated June 22, 2005 (the “Eleventh Amendment”), that certain Twelfth Amendment to Loan Agreement dated September 30, 2005 (the “Twelfth Amendment”), as further amended by letter agreement dated June 13, 2005 and accepted by Initial Borrowers on June 15, 2005, and that certain Thirteenth Amendment to Loan Agreement dated December 30, 2005 (the “Thirteenth Amendment”) (collectively the “Amended 2000 Loan Agreement”), pursuant to which Initial Borrowers requested Bank (i) to extend credit to Initial Borrowers in an amount not to exceed $400,000, the proceeds of which were made available as working capital and to refinance certain debt (“Facility A”), (ii) to extend credit to Initial Borrowers in an amount not to exceed $1,000,000.00, the proceeds of which were made available as working capital and to refinance certain other debt (“Facility B”), (iii) to extend credit to Initial Borrowers in an amount not to exceed $300,000, the proceeds of which were made available to finance a portion of certain capital asset purchases (“Facility C”), (iv) to extend credit to Initial Borrowers in an original amount not to exceed $5,250,000 and subsequently reducing to an amount not to exceed $4,600,000, which included a temporary overline loan (as created in the Second Amendment and terminated in the Sixth Amendment) in the amount of $750,000, and subsequently increased to $5,000,000, then to $5,500,000, then to $6,500,000, then to $7,500,000 through a second overline note (as created in the Ninth Amendment), then to $8,000,000 through a $500,000 increase to the second overline note (as authorized in the Tenth Amendment), then to $11,000,000 (as authorized in the Twelfth Amendment), then to $13,000,000 through the issuance of a third overline note in the amount of $2,000,000 (as created in the Thirteenth Amendment), the proceeds of which were made available to refinance an existing line of credit and to provide working capital (“Facility D”), (v) to extend credit to the Initial Borrowers in an amount not to exceed $300,000, the proceeds of which were used to purchase equipment (“Facility E”), and (vi) to extend credit to the Initial Borrowers in an amount not to exceed $400,000, the proceeds of which were made available to purchase equipment (“Facility F”); and
          WHEREAS, Facilities B, C and E have expired pursuant to the terms of the Amended 2000 Loan Agreement; and
          WHEREAS, the Bank and Initial Borrowers desire to amend and restate the Amended 2000 Loan Agreement on the terms and conditions set forth in this Agreement, including an increase of Facility D to $15,000,000, and to extend credit to the Borrowers on the terms and conditions set forth herein.
          NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS

          1.01 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms have the following meanings, respectively, unless the context otherwise clearly requires:
          “Affiliate” shall mean, as of the date hereof or any time during the term of this Agreement, any Person which directly or indirectly controls, is controlled by, or is under common control with, any of the Borrowers. The term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “Agreement” shall mean this Loan Agreement as the same may be further amended, modified or supplemented from time to time.
          “Bank” shall mean Sky Bank, an Ohio banking institution, with an office located at 101 East Washington Street, New Castle, Pennsylvania 16103.
          “Borrowers” shall mean collectively, Parent, Project, Enviro-Tech, PDG, Flagship and Servestec, each corporation with its principal place of business located at 1386 Beulah Road, Building 801, Pittsburgh, PA 15235.
          “Borrowing Base” shall have the meaning assigned to that term in Section 2.02(c) of this Agreement.
          “Change of Control” shall mean any Person or group of Persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) shall have become the beneficial owner (as defined in Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission (the “SEC”) under the Exchange Act) of 50% or more of the combined voting power of all the outstanding voting securities of Parent.
          “Change of Management” shall mean that John C. Regan shall be terminated from employment with Borrowers (voluntarily or involuntarily), or for any reason shall cease to serve as Chairman of the Board of Directors and Chief Executive Officer of each of the Borrowers, having duties and responsibilities substantially similar to those held by him on the date hereof.
          “Closing” shall mean the closing of the transactions provided for in this Agreement on the Closing Date.
          “Closing Date” shall mean                     , 2006, or such other date upon which the parties may agree.
          “Code” shall mean the Internal Revenue Code of 1986 as amended along with the rules, regulations, decisions and other official interpretations in connection therewith.

          “Compensating Balances” shall mean, for the period of determination, that percentage determined by dividing (i) the average balance maintained by Borrowers in deposit accounts with Bank that are not subject to any liens or rights of third parties, over such period, divided by (ii) the average balance of the outstanding principal amount all of the Loans.
          “Debt” shall mean collectively (A) all Indebtedness, whether of principal, interest, fees, expenses or otherwise, of the Borrowers or any of them to Bank, whether now existing or hereafter incurred including, but not limited to, future loans and advances, if any, under this Agreement, the Notes and the other Loan Documents, as the same may from time to time be amended, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part; (B) all other obligations for repayment of borrowed money, whether of principal, interest, fees, expenses or otherwise, of the Borrowers or any of them to Bank, now existing or hereafter incurred, whether under letters or advices of credit, lines of credit, other financing arrangements or otherwise (including, but not limited to, any obligations arising as a result of any overdrafts), whether or not related to this Agreement or to the Notes, whether or not contemplated by Bank or any of the Borrowers at the date hereof and whether direct, indirect, matured or contingent, joint or several, or otherwise, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part; (C) all costs and expenses including, without limitation, to the extent permitted by law, reasonable attorneys’ fees and legal expenses, incurred by Bank in the collection of any of the indebtedness referred to in clauses (A) or (B) above in amounts due and owing to Bank under this Agreement; and (D) any advances made by Bank for the maintenance, preservation, protection or enforcement of, or realization upon, any property or assets now or hereafter made subject to a mortgage, pledge, lien or security interest granted pursuant hereto or pursuant to this Agreement or the other Loan Documents or pursuant to any agreement, instrument or note relating to any of the Debt, including, without limitation, advances for taxes, insurance, repairs and the like.
          “Debt Service Coverage Ratio” shall mean, for the period of determination, with respect to the Borrowers, (i) net income plus interest expense, depreciation and amortization (excluding non-recurring or extraordinary items) for such period, divided by (ii) the sum of Interest Expense, all scheduled principal payments with respect to Indebtedness and all payments under or with respect to leases (whether direct or contingent) for such period, all as determined on a consolidated basis in accordance with GAAP.
          “Debt to Worth Ratio” shall mean, as of the date of determination, with respect to the Borrowers, the ratio of (i) Total Liabilities at such date to (ii) Net Worth at such date.
          “EBITDA” means, as of the date of determination, Net Income for such period, (i) plus Interest Expense and all provisions for taxes, (ii) plus provisions for depreciation and amortization that were deducted from Net Income, (iii) less non-cash credit to Net Income if any, (iv) plus (or less) gain (or loss) on sales of assets other than sales of inventory in the ordinary course of business, all as determined in accordance with GAAP.
          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as in effect as of the date of this Agreement and as amended from time to time in the future.

          “ERISA Affiliate” shall mean a Person which is under common control with any Borrower within the meaning of Section 414(b) of the Code including, but not limited to, a Subsidiary of any Borrower.
          “Event of Default” shall mean any of the Events of Default described in Section 7.01 of this Agreement.
          “Facility A Expiry Date” shall mean August 1, 2015.
          “Facility A Loan” shall mean as set forth in Section 2.01(a) of this Agreement.
          “Facility A Note” shall mean as set forth in Section 2.01(b) of this Agreement.
          “Facility A Rate” shall mean an annual rate of interest equal to (i) during the period from and including the Closing Date through July 31, 2006, 7.25% and (ii) thereafter, during each three year period commencing on a Facility A Rate Change Date, 2.75% above the then current weekly average yield (rounded to one-eighth of one percent (1/8th %)) on three (3) year U.S. Treasury securities “Constant Maturities” as published 45 days prior to such Facility A Rate Change Date by the Federal Reserve in its weekly statistical release (the “Index”). If the Index becomes unavailable during the term of the Facility A Loan, Bank may designate a substitute Index after notice to Borrower.
          “Facility A Rate Change Dates” shall mean August 1, 2006, August 1, 2009, and August 1, 2012.
          “Facility D Expiry Date” shall mean June 6, 2008.
          “Facility D Loan” shall mean as set forth in Section 2.02(a) of this Agreement.
          “Facility D Note” shall mean as set forth in Section 2.02(b) of this Agreement.
          “Facility F Expiry Date” shall mean June 30, 2009.
          “Facility F Loan” shall mean as set forth in Section 2.03(a) of this Agreement.
          “Facility F Notes” shall mean as set forth in Section 2.03(b) of this Agreement.
          “GAAP” means generally accepted accounting principles (as such principles may change from time to time) applied on a consistent basis (except for changes in application in which Parent’s independent certified public accountants concur).
          “Inactive Subsidiary” shall mean a Subsidiary of a Borrower that exists on the date hereof and is totally inactive, carrying on no business or operations, having no assets, obligations or liabilities and having no revenues, expenses, income, losses or taxes.

          “Indebtedness” shall mean (i) all obligations for borrowed money (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or similar instruments, all obligations on which interest charges are customarily paid, all obligations under conditional sale or other title retention agreements and all obligations issued or assumed as full or partial payment for property whether or not any such notes, drafts or obligations are obligations for borrowed money), (ii) all obligations secured by any mortgage, lien, pledge, charge or security interest or encumbrance existing on property owned or acquired subject thereto, whether or not the obligations secured thereby shall have been assumed, (iii) all obligations to repay amounts drawn down by beneficiaries of letters of credit, (iv) all indebtedness and other obligations for the payment or purchase of which any Borrower has agreed contingently or otherwise to advance or supply funds and (v) indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such indebtedness shall be the capitalized amount of such obligations as determined in accordance with such principles.
          “Indemnity Agreement” shall mean that certain Amended and Restated Hazardous Materials Certificate and Indemnity Agreement, dated the date hereof, made by Borrowers in favor of Bank, as the same made be modified, amended, or supplemented from time to time.
          “Interest Expense” shall mean, for the period of the determination, with respect to the Borrowers, all interest accrued on Indebtedness during such period, including without limitation all interest required under GAAP to be capitalized during such period, as determined on a consolidated basis in accordance with GAAP.
          “Landlord Waivers” shall have the meaning given to such term in Section 3.09 of this Agreement.
          “Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.
          “Libor Rate” for any day shall mean the one (1) month Libor Rate selected by the Bank, in its sole discretion, on the first London Banking Day of each calendar month to be in effect for such calendar month as its one-month Libor Rate product.
          “Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.
          “Loan” or “Loans” shall mean Facility A, Facility D, including, without limitation, Facility F and any other credit to Borrower extended by Bank in accordance with Article II hereof as evidenced by the Notes, as the case may be.

          “Loan Document” or “Loan Documents” mean, singularly or collectively as the context may require, the Lockbox Agreement dated as of the 2000 Loan Agreement and this Agreement, the Notes, the Security Agreements, the Mortgage, the Indemnity Agreement, dated as of the date hereof between Initial Borrowers and/or Borrowers and Bank, and any and all other documents, instruments, certificates and agreements executed and delivered in connection with this Agreement, as any of them may be amended, modified, extended or supplemented from time to time.
          “London Banking Day” means a day for dealing in deposits in United States dollars by and among banks in the London interbank market.
          “Mortgage” shall mean that certain Open-End Mortgage and Security Agreement dated August 3, 2000, as modified by that certain Modification of Open-End Mortgage and Security Agreement dated June 14, 2001, that certain Second Modification of Open End Mortgage dated May 6, 2002, that certain Third Modification of Open End Mortgage and Security Agreement dated as of August 30, 2002, that certain Fourth Modification of Open End Mortgage and Security Agreement dated as of February 28, 2003, that certain Fifth Modification of Open End Mortgage and Security Agreement dated July 22, 2003, that certain Sixth Modification of Open End Mortgage and Security Agreement dated January 28, 2004, that certain Seventh Modification of Open End Mortgage and Security Agreement dated July 8, 2004, that certain Eighth Modification of Open End Mortgage and Security Agreement dated November 3, 2004, that certain Ninth Modification of Open End Mortgage and Security Agreement dated December 21, 2004, that certain Tenth Modification of Open End Mortgage and Security Agreement dated June 22, 2005, that certain Eleventh Modification of Open End Mortgage and Security Agreement dated September 30, 2005, that certain Twelfth Modification of Open End Mortgage and Security Agreement dated December 30, 2005, and that certain Thirteenth Modification of Open End Mortgage and Security Agreement dated as of the date hereof, and all other modifications and amendments thereto, each by Project in favor of Bank.
          “Net Income” means, for the period of determination, net income (after taxes) as determined in accordance with GAAP (excluding any extraordinary items).
          “Net Worth” shall mean, as of the date of determination, the excess of total assets over total liabilities of the Borrowers at such date, as determined on a consolidated basis in accordance with GAAP.
          “Notes” shall collectively mean the (i) the Facility A Note, (iv) the Facility D Note, (vi) the Facility F Notes and any other note of Borrowers executed and delivered pursuant to this Agreement, together with all extensions, renewals, refinancings or refundings in whole or in part.
          “Office”, when used in connection with Bank, means its designated office located at 101 East Washington Street, New Castle, Pennsylvania 16103, or such other office of Bank as Bank may designate in writing from time to time.

          “Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
          “Operating Leverage Ratio” means for any period as of the date of determination the ratio of (a) Total Liabilities for such period to (b) EBITDA for such period, as calculated on a rolling four quarter basis as determined in accordance with GAAP.
          “PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Title IV of ERISA.
          “Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, trust, or unincorporated organization or government or agency or political subdivision thereof.
          “Plan” means any deferred compensation program, including both single and multi-employer plans, subject to Title IV of ERISA and established and maintained for employees of any Borrower or any Subsidiary or any controlled group of trades or businesses under common control as defined respectively in Sections 1563 and 414(c) of the Code, of which any Borrower or any Subsidiary is or becomes a part.
          “Potential Default” shall mean any event or condition which with notice, passage of time or determination by Bank, or any combination of the foregoing, would constitute an Event of Default.
          “Prime Rate” shall mean that rate of interest per annum announced by Bank from time to time as its Prime Rate which may not represent the lowest rate charged by Bank to other borrowers at any time or from time to time.
          “Prime Rate Loan” shall mean any Loan or portion of any Loan that bears interest with reference to the Prime Rate.
          “Prohibited Transaction” shall mean any transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.
          “Qualified Accounts” means an account receivable (net of any prepayments, progress payments, deposits and retentions) owing to a Borrower which, as determined by Bank in its sole discretion exercised in good faith, met the specifications established from time to time by Bank, in its reasonable discretion, at the time it came into existence and continues to meet such specifications until it is collected in full. As of the date of this Agreement, an account receivable, to be a Qualified Account, must meet the following specifications at the time it comes into existence and continue to meet such specifications until it is collected in full:

               (a) The account is not more than ninety (90) days from the due date thereof or one hundred twenty (120) days from the date of the invoice therefor;
               (b) The account arose from the performance of services or an outright sale of goods by such Borrower in the ordinary course of such Borrower’s business and such goods have been shipped, or services provided, to the account debtor and such Borrower has possession of, or has delivered to Bank, in the case of goods, shipping and delivery receipts evidencing such shipment;
               (c) The account is not subject to any prior assignment, claim, lien, or security interest, and such Borrower will not make any further assignment of the account or create any further security interest in the account (other than unperfected security interests granted to sureties issuing surety bonds for Borrowers in the ordinary course of business of Borrowers, provided such security interests are and at all times remain subject and subordinate to Bank’s security interests in such accounts), nor permit its rights in the account to be reached by attachment, levy, garnishment or other judicial process;
               (d) The account is not subject to set-off, credit, allowance or adjustment by the account debtor, and the account debtor has not complained as to its liability on the account and has not (i) returned, or retained the right to return, any of the goods from the sale of which the account arose or (ii) complained as to or disputed, any of the services from which the account arose;
               (e) The account does not arise from a sale of goods to an account debtor domiciled outside of the United States of America, Canada, or Puerto Rico, unless such Borrower has arranged letter of credit facilities or foreign credit insurance satisfactory to Bank;
               (f) The account arose in the ordinary course of such Borrower’s business and did not arise from the performance of services or a sale of goods to a supplier, an employee, a stockholder or an Affiliate of any Borrower;
               (g) The account does not arise with respect to an account debtor from whom more than 15% of whose accounts are more than ninety (90) days from the due date thereof or one hundred twenty (120) days from the date of the invoice therefor;
               (h) The account does not arise out of contracts with the United States, any state or any department, agency, or instrumentality thereof, unless such Borrower has executed all instruments and taken all steps required by Bank including, but not limited to, steps to ensure that all monies due and to become due under such contracts shall be assigned to Bank and notice thereof given to the government under the Federal Assignment of Claims Act, and an agreement by such account debtor to make payment directly to Bank;
               (i) The account does not constitute a finance charge or lease receivable;

               (j) No notice of bankruptcy, insolvency or material adverse change of the account debtor has been received by or is known to Borrower;
               (k) Bank has not notified Borrowers that Bank has determined, in its reasonable discretion, that the account or account debtor is unsatisfactory;
               (l) The account is not such that such Borrower is or may become liable to the account debtor for any reason; and
               (m) The account is not an account with respect to which the account debtor is located in New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing unless such Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the current year.
          “Qualified Inventory” shall mean Inventory (as such term is defined in the UCC) which is owned by a Borrower and held for sale in the ordinary course of such Borrower’s business which, as determined by Bank in its sole discretion exercised in good faith, meet the specifications established by Bank in its reasonable discretion from time to time including, but not limited to:
               (a) Bank has a perfected first priority security interest in such Inventory;
               (b) such Inventory is not subject to a security interest, lien or other encumbrance in favor of any other Person;
               (c) such Inventory is of good and merchantable quality free from defects;
               (d) such Inventory is raw materials, work in process or finished goods ready and able to be sold;
               (e) the Inventory is not out of date, broken or otherwise unsaleable;
               (f) the Inventory is not finished goods held pursuant to a consignment arrangement;
               (g) the Inventory is not stored with a bailee or warehouseman and does not include inventory-in-transit or inventory not otherwise in such Borrower’s possession at one of the locations set forth in the Security Agreements;
               (h) the Inventory was not produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provision contained in Title 29 U.S.C., § 215(a)(1);

               (i) the Inventory is not allocated or identified to purchase orders or contracts received from any customer of such Borrower, as to which such inventory such customer has filed or intends to file UCC-1 financing statements or to otherwise perfect a security interest; and
               (j) Bank has not notified Borrowers that the Inventory is unsatisfactory in its reasonable and good faith judgment.
          “Preferred Stock Termsheet” shall mean the executive summary attached as Exhibit “A” to the consent letter agreement between Bank and the Initial Borrowers dated June 13, 2005 and accepted by Borrowers on June 15, 2005.
          “Reportable Event” shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, except any such event as to which the provision for thirty (30) days notice to the PBGC is waived under applicable regulations.
          “Security Agreements” means (i) the four Security Agreements, each between an Initial Borrower and Bank, dated August 3, 2000, as amended by the Amendment No. 1 to Security Agreement dated June 22, 2005, as further amended by the Amendment No. 2 to Security Agreement dated September 30, 2005, as further amended by the Amendment No. 3 to Security Agreement dated December 30, 2005, and as further amended by the Amendment No. 4 to Security Agreement dated as of the date hereof, (ii) the Security Agreement dated June 22, 2005 by and between Servestec and Bank, as amended by the Amendment No. 1 to Security Agreement dated September 30, 2005, as further amended by the Amendment No. 2 to Security Agreement dated December 30, 2005, and as further amended by the Amendment No. 3 to Security Agreement dated as of the date hereof, and (iii) the Security Agreement dated June 22, 2005 by and between Flagship and Bank dated as of the date hereof, each of the aforementioned agreements as may be modified, amended or supplemented from time to time.
          “Subsidiary” of a Person at any time means any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors is at such time owned by such Person and/or one or more of its Subsidiaries.
          “Termination Event” shall mean (i) a “Reportable Event, (ii) the termination of a single employer Plan or the treatment of a single employer Plan amendment as the termination of such Plan under Section 4041 of ERISA, or the filing of a notice of intent to terminate a single employer Plan, or (iii) the institution of proceedings to terminate a single employer Plan by the PBGC under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any single employer Plan.
          “Total Liabilities” shall mean as of the date of determination with respect to the Borrowers, all items (including taxes accrued) included as liabilities on a balance sheet, less the Series C Redeemable Convertible Preferred Stock, as determined on a consolidated basis in accordance with GAAP.

     “UCC” shall mean the Uniform Commercial Code as in effect on the date of this Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the collateral granted or assigned to Bank from time to time under or in connection with this Agreement.
ARTICLE II
THE CREDIT FACILITIES
     2.01 Facility A.
          (a) Facility A Loan. Subject to the terms and conditions and relying upon the representations and warranties set forth in this Agreement and the other Loan Documents, Bank agrees to make a term loan (“Facility A Loan”) to Borrowers on the Closing Date in the principal amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00).
          (b) Facility A Note. The obligations of Borrowers to repay the unpaid principal amount of the Facility A Loan and to pay interest on the unpaid principal amount thereof shall be joint and several and shall be evidenced in part by the Amended and Restated Facility A Note dated the Closing Date, in substantially the form attached as Exhibit “A” to this Agreement, with the blanks appropriately filled (the “Facility A Note”), with the blanks appropriately filled. The executed Facility A Note will be delivered by Borrowers to Bank on the Closing Date.
          (c) Payments of Principal and Interest; Maturity. Commencing on July 1, 2006, and continuing on the first day of each calendar month thereafter, through and including August 1, 2015, Borrowers shall make a payment on the Facility A Loan in the amount of Three Thousand Two Hundred Seventy Seven and 10/00 Dollars ($3,277.10), such payment to be applied first to accrued interest and the balance to the reduction of principal. Upon each Facility A Rate Change Date, effective with the first payment thereafter, the amount of the monthly installment of principal and interest shall be adjusted by Bank to that amount which would fully amortize the then principal balance of the Facility A Loan at the new interest rate over the remaining term of the Facility A Loan ending on the Facility A Expiry Date. All remaining unpaid principal, accrued interest and all other sums and costs incurred by Bank, pursuant to this Agreement, the Facility A Note or the making of the Facility A Loan, shall be immediately due and payable on the Facility A Expiry Date without notice, presentment or demand.
     2.02 Facility D.
          (a) Facility D Loan. Subject to the terms and conditions and relying upon the representations and warranties set forth in this Agreement and the other Loan Documents, Bank agrees to make loans (“Facility D Loans”) any of the Borrowers at any time or from time to time on or after the Closing Date and to and including the day immediately preceding the Facility D Expiry Date, in an aggregate principal amount not exceeding at any one time outstanding the Borrowing Base. Each Borrower may borrow, repay and reborrow under this Section 2.02. All remaining unpaid principal, accrued interest and all other sums and costs incurred by Bank, pursuant to the Facility D Note or the making of the Facility D Loans, shall be due and payable on the Facility D Expiry Date without notice, presentment or demand.
          (b) Facility D Note. The obligations of Borrowers to repay the unpaid principal amount of the Facility D Loans made to any Borrower by Bank and to pay interest on the unpaid principal amount thereof shall be joint and several and shall be evidenced by the Sixth Amended and Restated Facility D Note dated as of the Closing Date by Borrowers in favor of Bank, in substantially the form attached as Exhibit “B” to this Agreement, with the blanks appropriately filled (the “Facility F Note”).
          (c) Borrowing Base. Subject to the terms and conditions of this Agreement, the maximum borrowing availability under this Agreement applicable to the Facility D Loans shall be equal to the lesser of (i) Fifteen Million and 00/00 Dollars ($15,000,000) or (ii) eighty percent (80%) of the aggregate gross amount of Qualified Accounts plus fifty percent (50%) of the aggregate value of Qualified Inventory (the lesser of the amounts described in clauses (i) and (ii) of this sentence is sometimes referred to in this Agreement as the “Borrowing Base”).
          (d) Making of Facility D Loans. (i) Subject to the terms and conditions of this Agreement and the other Loan Documents, no Facility D Loans shall be made until Borrowers have satisfied all applicable conditions specified in Article IV hereof, and Bank has received, reviewed and approved a completed borrowing base certificate, in the form attached as Exhibit “D” to this Agreement (the “Borrowing Base Certificate”), setting forth the Borrowing Base calculations for Borrowers, together with the appropriate backup documentation and evidence.
               (ii) Each Facility D Loan that is made shall be made on such Business Day and in such amount as the Borrower to whom such Loan is to be made shall request by written notice received by Bank no later than 2:00 p.m. (New Castle, Pennsylvania time) on the date of requested disbursement for such Loan (the “Loan Disbursement Date”). Subject to Bank’s review, approval and processing of the Borrowing Base Certificate and any other information requested by Bank, Bank shall make the proceeds of such Loan available to such Borrower at Bank’s Office in immediately available funds not later than 3:00 p.m., New Castle, Pennsylvania, time on the Loan Disbursement Date.
          (e) Maximum Principal Balance of Revolving Credit Loans. The aggregate principal amount of all Facility D Loans shall not exceed the Borrowing Base. Borrowers agree that if at any time the aggregate principal amount of all Facility D Loans outstanding exceeds the Borrowing Base, Borrowers shall promptly pay to Bank such amount as may be necessary to eliminate such excess together with all accrued interest on the amount of such excess. If not sooner paid, all of the Facility D Loans, all unpaid accrued interest thereon and all other sums and costs incurred by Bank pursuant to this Agreement with respect to the

Facility D Loans, shall be immediately due and payable on the Facility D Expiry Date, without notice, presentment or demand.
     2.03 Facility F
          (a) Facility F Loans. Subject to the terms and conditions and relying upon the representations and warranties set forth in this Agreement and the other Loan Documents, Bank agrees to make a term loan (“Facility F Loan”) to Borrowers on the Closing Date in the principal amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00), the proceeds of which are to be used only to purchase equipment to be used by such Borrower.
          (b) Facility F Note. The obligations of Borrowers to repay the unpaid principal amount of each Facility F Loan made to any Borrower by Bank and to pay interest on the unpaid principal amount thereof shall be joint and several and shall be evidenced in part by an Amended and Restated Facility F Note of Borrowers, dated the Closing Date, in substantially the form attached as Exhibit “C” to this Agreement, with the blanks appropriately filled (the “Facility F Note”). Each executed Facility F Note shall be delivered by Borrowers to Bank on the date the related Facility F Loan is made by Bank.
          (c) Payments of Principal and Maturity. On the first day of the first calendar month after the date a Facility F Loan is made, through and including June 1, 2009, Borrowers shall make a payment of principal and interest on the Facility F Loan in that amount, as determined by Bank at the time such Loan is made, which would fully amortize the then principal balance of such Loan in equal monthly installments, at the interest rate applicable to such Loan at the time of determination, over the term of such Loan ending on the Facility F Expiry Date. Each such payment shall be applied first to accrued interest and the balance to the reduction of principal. All remaining unpaid principal, accrued interest and all other sums and costs incurred by Bank, pursuant to this Agreement, the Facility F Notes or the making of the Facility F Loans, shall be immediately due and payable on the Facility F Expiry Date without notice, presentment or demand.
     2.04 Intentionally Deleted
     2.05 Interest Rates.
          (a) Interest on Facility A. Subject to the terms and conditions of this Agreement, the aggregate outstanding principal balance of the Facility A Loan shall bear interest at a rate per annum equal to the Facility A Rate.
          (b) Interest on Facilities D and F. (i) the aggregate outstanding principal balance of the Facility D Loans shall bear interest at a rate per annum equal to the Prime Rate, and (ii) the aggregate outstanding principal balance of the Facility F Loans shall bear interest at a rate per annum equal to seven and twenty-five hundredths percent (7.25%).

          (c) Adjustment to Prime Rate, Calculation of Interest. In the event of any change in the Prime Rate, the rate of interest upon each Prime Rate Loan shall be adjusted to immediately correspond with such change, except any interest rate charged hereunder shall not exceed the highest rate permitted by law. Interest on Loans, unpaid fees and other sums payable hereunder, shall be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed.
     2.06 Interest After Default; Usury. Whenever the unpaid principal amount of the Loans, accrued interest thereon, any fees, or any other sums payable hereunder shall become due and payable and remain unpaid (whether at maturity, upon the occurrence of an Event of Default, by acceleration, demand or otherwise) the amount thereof shall thereafter until paid in full bear interest at a rate per annum equal to the interest rate otherwise applicable to such Loan, plus five percent (5.00%). In the event the rates of interest provided for herein are finally determined by any Official Body to exceed the maximum rate of interest permitted by applicable usury or similar laws, their or its application will be suspended and there will be charged instead the maximum rate of interest permitted by such laws.
     2.07 Late Charge. Upon the occurrence of an Event of Default with respect to the payment of any installment of interest or principal or principal and interest on the Notes for more than ten (10) days after the said installment becomes due, in addition to making a payment of the installment due and any interest thereon at the applicable default interest rate, Borrowers shall pay to Bank a late charge in an amount equal to five percent (5%) of any such overdue installment.
     2.08 Facility D Origination Fee. Borrowers shall pay to Bank a commitment fee for Facility D payable in advance on the Closing Date and on each June 6 thereafter to but excluding the Facility D Expiry Date, each in the amount of Thirty Thousand Dollars ($30,000).
     2.09 Additional Costs. If either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by Bank or any corporation controlling Bank and Bank determines that the amount of such capital is increased by or based upon the existence of the Loans (or commitment to make the Loans) and other extensions of credit (or commitments to extend credit) of similar type, then, within 30 days following demand by Bank, Borrowers shall pay to Bank from time to time as specified by Bank additional amounts sufficient to compensate Bank in the light of such circumstances, to the extent that Bank reasonably determines such increase in capital to be allocable to the existence of the Loans (or commitment to make the Loans). A certificate of Bank in good faith submitted to Borrowers as to such amounts shall be conclusive and binding for all purposes, absent manifest error. Bank will not retroactively assess Borrowers for such costs unless Bank is retroactively charged or such guideline or request applicable to Bank is retroactive in its application.
     2.10 Payments. All payments to be made with respect to principal, interest, fees or other amounts due from Borrowers under this Agreement or under the Notes are payable at 12:00 noon (New Castle, Pennsylvania Time), on the day when due, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action for the payments will accrue immediately. All such payments must be made to Bank at its Office in U.S. Dollars and in funds immediately available at such Office, without setoff, counterclaim or other deduction of any nature. Bank may in its discretion deduct such payments from any Borrower’s demand or deposit accounts with Bank after an Event of Default. All such payments shall be applied at the option of Bank to accrued and unpaid interest, outstanding principal and other sums due under this Agreement in such order as Bank, in its sole discretion, shall elect. All such payments shall be made absolutely net of, without deduction or offset, and altogether free and clear of any and all present and future taxes, levies, deductions, charges, and withholdings and all liabilities with respect thereto, excluding income and franchise taxes imposed on Bank under the laws of the United States or any state or political subdivision thereof. If any Borrower is compelled by law to deduct any such taxes or levies (other than such excluded taxes) or to make any such other deductions, charges, or withholdings, it will pay such additional amounts as may be necessary in order that the net payments after such deduction, and after giving effect to any United States federal or state income taxes required to be paid by Bank in respect of such additional amounts, shall equal the amount of such payment without such tax, deduction or withholding.
     2.11 Loan Account. Bank will open and maintain on its books a loan account (the “Loan Account”) for Borrowers with respect to Loans made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Bank under this Agreement. Except in the case of manifest error in computation, the Loan Account for Borrowers will be conclusive and binding on Borrowers as to the amount at any time due to Bank from Borrowers under this Agreement or the Notes.
     2.12 Financing Statements. Promptly upon request by Bank, Borrowers agree to execute or cause to be executed all financing statements describing the property in which Bank has a security interest under the Security Agreements. Borrowers irrevocably appoint Bank as their agent and attorney to execute any such financing statements in Borrowers’ name if Borrowers fail to execute the same after a request from Bank to do so. Borrowers further agree that a carbon, photographic or other reproduction of a financing statement or a Security Agreement is sufficient as a financing statement and may be filed as such.
     2.13 Security. The Loans shall be secured by a first lien perfected security interest in all personal property and fixtures of Borrowers, as set forth in the Security Agreements, the first lien in real property set forth in the Mortgage, and all UCC-1 financing statements executed and recorded with respect thereto.
     2.14 Interest Rate Incentive Pricing.
          (a) If, based on the 10-Q filed with the Securities and Exchange Commission, the Operating Leverage Ratio at the end of each fiscal quarter is equal to or less than 3.0 but greater than 2.5 as calculated on a rolling four quarter basis, then, during the subsequent fiscal quarter (and only the subsequent fiscal quarter unless the foregoing condition is satisfied again), interest on the Facility D Loans shall be reduced to an annual rate equal to two hundred seventy five (275) basis points above the Libor Rate.
          (b) If, based on the 10-Q filed with the Securities and Exchange Commission, the Operating Leverage Ratio at the end of each fiscal quarter is equal to or less than 2.5 but greater than 2.0 as calculated on a rolling four quarter basis, then, during the subsequent fiscal quarter (and only the subsequent fiscal quarter unless the foregoing condition is satisfied again), interest on the Facility D Loans shall be reduced to an annual rate equal to two hundred fifty (250) basis points above the Libor Rate.
          (c) If, based on the 10-Q filed with the Securities and Exchange Commission, the Operating Leverage Ratio at the end of each fiscal quarter is equal to or less than 2.0 as calculated on a rolling four quarter basis, then, during the subsequent fiscal quarter (and only the subsequent fiscal quarter unless the foregoing condition is satisfied again), interest on the Facility D Loans shall be reduced to an annual rate equal to two hundred twenty-five (225) basis points above the Libor Rate.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Each Borrower represents and warrants to Bank that:
     3.01 Organization and Qualification. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Parent is duly qualified to do business as a foreign corporation in and is in good standing in the Commonwealth of Pennsylvania. Each Borrower is duly qualified or licensed to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification or licensing necessary.
     3.02 Power to Carry on Business; Licenses. Each Borrower has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted. Each Borrower has all licenses, permits, consents and governmental approvals or authorizations necessary to carry on its business as now conducted or as presently planned to be conducted.
     3.03 Execution and Binding Effect. This Agreement, the Notes, the Mortgage, the Security Agreements and the other Loan Documents to which Borrowers or any of them is a party have been duly and validly executed and delivered by such Borrower or Borrowers, and each such document or agreement constitutes a legal, valid and binding obligation of such Borrower or Borrowers, enforceable in accordance with its terms.
     3.04 Absence of Conflicts. Neither the execution and delivery of this Agreement, the Notes, the Mortgage, the Security Agreements or the other Loan Documents, nor the consummation of the transactions contemplated in any of them, nor the performance of or compliance with their terms and conditions will (a) violate any Law, (b) conflict with or result in a breach of or a default under the articles of incorporation or by-laws of any Borrower, (c) conflict with or result in a breach or a default under any material agreement or instrument to which any Borrower is a party or by which any of them or any of their properties (now owned or acquired in the future) may be subject or bound or (d) result in the creation or imposition of any Lien upon any property (owned or leased) of any Borrower.
     3.05 Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of this Agreement, the Notes, the Security Agreements or the other Loan Documents, the consummation of the transactions contemplated in any of them, or the performance of or compliance with the terms and conditions of this Agreement, the Notes, the Mortgage, the Security Agreements or the other Loan Documents.
     3.06 Ownership and Control. Schedule 3.06 to this Agreement states as of the Closing Date the authorized capitalization of each Borrower (including capital stock of such Borrower held in treasury), the number of shares of each class of capital stock issued and outstanding of such Borrower, the number and percentage of outstanding shares of each such class of capital stock. The outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Schedule 3.06 to this Agreement describes as of the Closing Date all outstanding options, rights and warrants issued by each Borrower for the acquisition of shares of the capital stock of such Borrower, all outstanding securities or obligations convertible into such shares and all agreements by such Borrower to issue or sell such shares. Schedule 3.06 to this Agreement describes as of the Closing Date all options, sale agreements, pledges, proxies, voting trusts, powers of attorney and other agreements or instruments binding upon any of its shareholders with respect to beneficial or record ownership of or voting rights with respect to shares of the capital stock of each Borrower.
     3.07 Officers and Directors of Borrower. Schedule 3.07 to this Agreement states as of the Closing Date the officers and directors of each Borrower.
     3.08 Business. Schedule 3.08 to this Agreement describes the business of each Borrower as presently conducted and presently planned to be conducted.
     3.09 Title to Property. Each Borrower has good and marketable title in fee simple to all real property and good and marketable title to all other property purported to be owned by it, including that reflected in the most recent balance sheet referred to in Section 3.10 of this Agreement or submitted pursuant to Section 5.01(a) of this Agreement (except as sold or otherwise disposed of in the ordinary course of business), subject only to Liens not forbidden by Section 6.01 of this Agreement. No property of Borrowers is stored with a bailee or warehouseman. Except as set forth on Schedule 3.09, no Borrower leases any real property and Borrowers have delivered valid landlord’s waivers from the landlord of each location listed on Schedule 3.09, in form and substance acceptable to the Bank (the “Landlord Waivers”).

     3.10 Financial Statements.
          (a) Borrowers have delivered to Bank a consolidated balance sheet and related consolidated statements of income and retained earnings and cash flow of Borrowers for the fiscal year ending January 31, 2006 as audited by Malin, Berquist & Company, LLP with only such qualifications as are set forth in such audit. Such financial statements (including the notes) present fairly in all material respect the financial condition of Borrowers as of the end of such fiscal periods and results of their operations and the changes in financial position for the fiscal periods then ended, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal periods.
          (b) Borrowers have delivered to Bank internally prepared consolidated balance sheets and related consolidated statements of income, cash flow and retained earnings of Borrowers as of, and for the portion of the fiscal year and fiscal quarter ending, April 30, 2006, respectively. Such financial statements provided by Borrowers present fairly in all material respect the financial condition of Borrowers as of the end of such period and the results of their operations for the period then ended, all in conformity with GAAP, subject to year end adjustments applied on a basis consistent with that of the preceding fiscal year’s audited financial statements.
     3.11 Taxes. All tax returns required to be filed by any Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon any Borrower or upon any of their respective properties, income, sales or franchises which are due and payable have been paid. The reserves and provisions for taxes on the books of each Borrower are adequate for all open years and for their current fiscal period. No Borrower knows of any proposed additional assessment or basis for any assessment for additional taxes (whether or not reserved against).
     3.12 Contracts. Except as described in Schedule 3.12 to this Agreement and except for purchase orders with suppliers or purchase orders with customers, no Borrower is a party to or subject to any agreement, lease or instrument of any kind other than agreements, leases or instruments which are terminable at will upon not more than ninety (90) days notice by such Borrower without penalty or which are not material to the assets, business, operations or financial condition of such Borrower in the aggregate. No Borrower shall modify any of the terms and conditions of any material agreements to which it is a party in a manner which will have a material adverse affect on such Borrower.
     3.13 Litigation. Except as described in Schedule 3.13 to this Agreement, there is no pending, or to the best knowledge of any Borrower, contemplated or threatened, action, suit or proceeding by or before any Official Body against or affecting any Borrower, at law or equity, which, if adversely decided, would have a material adverse effect on the assets, business, operations or financial condition of any Borrower or on the ability of any Borrower to perform its obligations under the Loan Documents.

     3.14 Compliance with Laws. No Borrower is in violation of or subject to any material contingent liability on account of any Law.
     3.15 Pension Plans. Except as described in Schedule 3.15 to this Agreement, (a) each Plan has been and will be maintained and funded in accordance with its terms and with all provisions of ERISA and other applicable laws; (b) no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan; (c) no liability to the PBGC has been incurred with respect to any Plan, other than for premiums due and payable; (d) no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and there exists no intent to terminate or institute proceedings to terminate any Plan; (e) no withdrawal, either complete or partial, has occurred or commenced with respect to any multi-employer Plan, and there exists no intent to withdraw either completely or partially from any multi-employer Plan; and (f) there has been no cessation of, and there is no intent to cease, operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under a Plan.
     3.16 Patents, Licenses, Franchises. Each Borrower owns or possesses all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others. Schedule 3.16 to this Agreement sets forth a true and correct list and description of each such patent, trademark, service mark, trade name, copyright, license, franchise and permit and right with respect to the foregoing. Except as described in Schedule 3.16 to this Agreement, no patent, trademark, service mark, trade name, copyright, license, franchise or permit or right with respect to the foregoing is of material importance to the assets, business, operations or financial condition of any Borrower and there is no reason to anticipate any material liability to any Borrower in respect to any claim of infringement of any of the foregoing.
     3.17 Environmental Matters. (a) No Borrower is in violation of The Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, The Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, The Clean Water Act, The Toxic Substances Control Act and The Clean Air Act or any rule or regulation promulgated pursuant to any of the foregoing statutes, or any other federal, state or local environmental law, statute, rule, regulation or ordinance applicable to any Borrower or their respective properties (all of the foregoing are sometimes collectively referred to in this Section 3.17 as the “Environmental Laws”);
          (b) Neither any Borrower nor any of their respective directors, officers, employees, agents or independent contractors have arranged, by contract, agreement or otherwise, (i) for the disposal or treatment of, or (ii) with a transporter for the transport, disposal or treatment of, any Hazardous Substance (as defined by CERCLA, as amended), owned, used or possessed by any Borrower, whether or not to a location identified by the EPA on the National Priorities List, 40 C.F.R. Part 300, (or proposed by the EPA in the Federal Register for listing on such National Priorities List) or identified under any corresponding state statute or regulation concerning cleanup of waste disposal sites (a “State Superfund Law”), at any location except Hazardous Substances used in the ordinary course of such Borrower’s business in compliance with Laws;
          (c) To the best knowledge of each Borrower after due inquiry, no Predecessor (as defined by CERCLA, as amended) has arranged by contract, agreement or otherwise, (i) for the disposal or treatment of, or (ii) with a transporter for transport for the disposal or treatment of, any Hazardous Substance (as defined by CERCLA, as amended), owned, used or possessed by any Predecessor at any location except Hazardous Substances used in the ordinary course of Predecessor’s business in compliance with Laws;
          (d) No Borrower is an “owner” or “operator” of a “facility”, as defined by CERCLA, as amended, or any State Superfund Law; and
          (e) No Borrower “owned” or “operated” any “facility” at the time any Hazardous Substances were disposed of within the meaning of CERCLA, as amended, or any State Superfund Law.
     3.18 Proceeds. Borrowers will use the proceeds of the Loans as set forth in the Preamble of this Agreement.
     3.20 Margin Stock. Borrowers will make no borrowing under this Agreement for the purpose of buying or carrying any “margin stock”, as such term is used in Regulation U and related regulations of the Board of Governors of the Federal Reserve System, as amended from time to time. No Borrower owns any “margin stock”. No Borrower is engaged in the business of extending credit to others for such purpose, and no part of the proceeds of any borrowing under this Agreement will be used to purchase or carry any “margin stock” or to extend credit to others for the purpose of purchasing or carrying any “margin stock”.
     3.21 No Event of Default; Compliance with Agreements. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default. No Borrower is (i) in violation of any term of any charter instrument or bylaw or (ii) in default under any material agreement, lease or instrument to which such Borrower is a party or by which it or any of its properties (owned or leased) may be subject or bound.
     3.22 No Material Adverse Change. Since April 30, 2006, there has been no material adverse change in the assets, business, operations, management or financial condition of Borrowers or any of them.
     3.23 Subsidiaries. Project, Enviro-Tech, PDG, Flagship and Servestec are wholly owned Subsidiaries of Parent. No Borrower has or will have any other Subsidiaries, other than Inactive Subsidiaries.
     3.24 Labor Controversies. There are no labor controversies pending or, to the best knowledge of any Borrower, threatened against any Borrower which, if adversely determined, would have a material adverse effect on the assets, business, operations, management or financial condition of Borrowers or any of them.
     3.25 Solvency. After the making of the Loans, each Borrower (a) will be able to pay its debts as they become due, (b) will have funds and capital sufficient to carry on its business and all business in which it is about to engage, and (c) will own property having a value at both the fair valuation and at fair salable value in the ordinary course of such Borrower’s business greater than the amount required to pay such Borrower’s debts as they become due. No Borrower was insolvent immediately prior to the date of this Agreement and no Borrower will be rendered insolvent by the execution and delivery of this Agreement, the borrowings hereunder and/or the consummation of any transactions contemplated by this Agreement, the Notes or the other Loan Documents.
     3.26 Accurate and Complete Disclosure. No representation or warranty made by any Borrower under this Agreement, the Notes, the Security Agreements, the Mortgage or the other Loan Documents and no statement made by any Borrower in any financial statement (furnished pursuant to Sections 3.10 or 5.01 or otherwise), certificate, report, exhibit or document furnished by any Borrower to Bank pursuant to or in connection with this Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading). No Borrower is aware of any facts which it has not disclosed to Bank in writing which materially and adversely affects, and would materially and adversely affect, the assets, business, operations or financial condition of Borrowers or any of them or the ability of Borrowers or any of them to perform their obligations under this Agreement, the Notes, the Security Agreements, the Mortgage and the other Loan Documents.
     3.27 Security Interest. The security interest in the Collateral (as defined in the Security Agreements) granted to Bank pursuant to the Security Agreements and the Mortgage, (i) constitutes and will continue to constitute a perfected security interest under the UCC entitled to all of the rights, benefits and priorities provided by the UCC and (ii) except as otherwise permitted under Section 6.01 of this Agreement, is and will continue to be superior and prior to the rights of all third parties existing on the date of this Agreement or arising after the date of this Agreement whether by lien or otherwise, to the full extent provided by Law. All such action as is necessary or advisable to establish such rights of Bank has been taken or will be taken at or prior to the time required for such purpose and there will be upon execution and delivery of the Loan Documents no necessity of any further action in order to preserve, protect and continue such rights except the filing of continuation statements with respect to filed financing statements within six months prior to each five year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action shall be paid by Borrowers and Bank shall be reimbursed by Borrowers for any such fees and expenses incurred by Bank.
     3.28 Account Warranties. With respect to all accounts from time to time scheduled, listed or referred to in any certificate, statement or report delivered to Bank by Borrowers or any of them pursuant to this Agreement or the Loan Documents, each Borrower warrants and represents to Bank that as of the date of such certificate, statement or report: (a) the accounts are genuine, are in all respects what they purport to be, and are not evidenced by a note, instrument or judgment; (b) the accounts represent undisputed bona fide transactions completed in accordance with the terms and provisions contained in the documents delivered to Bank with respect to the accounts, if any; (c) there are no material setoffs, counterclaims or disputes existing or asserted with respect to the accounts and no Borrower has made any agreement with any account debtor for any deduction from any account; (d) there are no facts, events or occurrences which in any way impair the validity or enforcement of any account or tend to reduce the amount payable under any account as shown on the respective certificates and statements, Borrower’s books and records and all invoices and statements delivered to Bank with respect to any account; (e) to each Borrower’s knowledge, all account debtors have the capacity to contract and are solvent; (f) the services furnished and/or goods sold giving rise to any account are not subject to any lien, claim, encumbrance or security interest except that of Bank; (g) to each Borrower’s knowledge, there are no proceedings or actions which are threatened or pending against any account debtor which might result in any material adverse change in such account debtor’s financial condition; (h) the account is not an account with respect to which the account debtor is an Affiliate or a director, officer or employee of any Borrower; (i) the account does not arise with respect to goods which have not been shipped or arise with respect to services which have not been fully performed and accepted as satisfactory by the account debtor; (j) the account is not an account with respect to which the account debtor’s obligation to pay the account is conditional upon the account debtor’s approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, or sale on approval basis; and (k) the amounts shown on the applicable certificates, statements, Borrower’s books and records and all invoices and statements which may be delivered to Bank with respect to such accounts are actually and absolutely owing to such Borrower and are not in any way contingent. Borrowers shall promptly but in any event within five (5) Business Days, notify Bank in the event that any such account ceases to satisfy the above representations and warranties.
     3.29 Inventory Warranties. With respect to all inventory from time to time scheduled, listed or referred to in any certificate, statement or report delivered to Bank, each Borrower warrants and represents that as of the date of such certificate, statement or report: (a) such inventory is located on the premises listed in a Security Agreement and is not in transit; (b) the applicable Borrower has good, indefeasible and merchantable title to such inventory and such inventory is not subject to any lien or security interest whatsoever except for the security interest granted to Bank; (c) such inventory is of good and merchantable quality, free from any defects or obsolescence; (d) such inventory is not subject to any licensing, patent, royalty, trademark, tradename or copyright agreement with any third party; and (e) the completion of the manufacture and sale or other disposition of such inventory by Bank following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Borrower is a party or to which the inventory is subject. Borrowers shall promptly, but in any event within five (5) Business Days, notify Bank that such inventory ceases to satisfy the above representations and warranties.
     3.30 Commonality of Economic Purpose. Borrowers regularly transact business with each other and provide working capital for each other as well as other services and benefits. Borrowers have certain common officers and directors. As a result, Borrowers, although separate corporations, are one economic unit and business entity for all practical purposes and the effective continuance of the business of each of the Borrowers is dependent on the continuance and success of each other Borrower. The final success of each of the Borrowers directly benefits the other Borrowers and the transactions contemplated under this Agreement will be to the mutual benefit of Borrowers. Each Borrower understands that the Bank’s willingness to make the Loans under this Agreement is predicated upon, and therefore the Bank has relied upon, the truth of the foregoing representation by Borrowers.
ARTICLE IV
CONDITIONS OF LENDING
     The obligation of Bank to make any Loan is subject to the accuracy as of the Closing Date of the representations and warranties contained in this Agreement and the other Loan Documents, to the performance by Borrowers of their respective obligations to be performed under this Agreement and under the other Loan Documents on or before the date of such Loan and to the satisfaction of the following further conditions:
     4.01 Representations and Warranties; Events of Default and Potential Defaults. The representations and warranties contained in Article III shall be true and correct on and as of the date of each Loan with the same effect as though made on and as of each such date. On the date of each Loan, no Event of Default and no Potential Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Loan to be made on such date. Each request by a Borrower for any Loan shall constitute a representation and warranty by the Borrowers that the conditions set forth in this Section 4.01 and all other conditions to such Loan have been satisfied.
     4.02 Proceedings and Incumbency. On the Closing Date, each Borrower shall have delivered to Bank a certificate, in form and substance satisfactory to Bank, dated the Closing Date and signed on behalf of such Borrower by the Secretary of such Borrower, certifying as to (a) true copies of the articles of incorporation and bylaws of such Borrower and any shareholders agreement concerning such Borrower, all as in effect on such date, (b) true copies of all corporate action taken by such Borrower relative to this Agreement, the Notes and the other Loan Documents including, but not limited to, that described in Section 3.03 of this Agreement, (c) the names, true signatures and incumbency of the officers of such Borrower authorized to execute and deliver this Agreement, the Notes and the other Loan Documents, and (d) a list of all fictitious or trade names of such Borrower. Bank may conclusively rely on each such certificate unless and until a later certificate revising the prior certificate has been furnished to Bank.
     4.03 Agreement and Notes. On the Closing Date, this Agreement and the Notes, satisfactory in terms, form and substance to Bank, shall have been executed and delivered by Borrowers to Bank.

     4.04 Security Documents. On the Closing Date, the Mortgage, the Security Agreements and the Indemnity Agreement shall have been executed and delivered by Borrowers to Bank, and shall be in effect and all filings contemplated thereto shall have been made.
     4.05 Other Loan Documents. On the Closing Date, all other Loan Documents, satisfactory in terms, form and substance to Bank, shall have been executed and delivered by Borrowers to Bank.
     4.06 UCC Financing Statements. On or before the Closing Date, all UCC-l financing statements to be filed pursuant to the Security Agreements and the other Loan Documents shall have been duly filed and shall be in effect.
     4.07 Opinion of Counsel. On the Closing Date, there shall have been delivered to Bank a written opinion, dated the Closing Date, of Cohen & Grigsby, counsel to Borrowers, in form and substance satisfactory to Bank and its counsel.
     4.08 Other Documents and Conditions. On or before the Closing Date, the following documents and conditions shall have been delivered to Bank or satisfied by or on behalf of Borrowers:
          (a) Good Standing and Tax Lien Certificates. As to each Borrower, a good standing certificate of such Borrower certifying to the good standing and corporate status of such Borrower, good standing/foreign qualification certificates from other jurisdictions in which such Borrower is qualified to do business and tax lien certificates of such Borrower from its jurisdiction of incorporation and each jurisdiction in which such Borrower is qualified to do business.
          (b) Financial Statements. The financial statements described in Section 3.10 of this Agreement.
          (c) Insurance. Evidence, in form and substance satisfactory to Bank, that the business and all assets of such Borrower is adequately insured and that Bank has been named as loss payee, entitled to thirty (30) days notice of cancellation or modification, on all policies of insurance covering the Collateral (as defined in the Security Agreements) and the Mortgage.
          (d) Lockbox Agreement. A fully executed Lockbox Agreement.
          (e) Lien Search. Copies of record searches (including UCC searches, real property title reports, and judgment, suits, tax and other lien searches) evidencing that Bank has a first priority security interest in the Collateral except for those Liens permitted pursuant to Section 6.01 hereof.

          (f) No Material Adverse Change. Evidence satisfactory to Bank that no material adverse change has occurred with respect to each Initial Borrower since April 30, 2006.
          (g) Termination Statements — Releases. Evidence satisfactory to Bank that UCC termination or release statements with respect to the Liens on the property of any Borrower not permitted under Section 6.01 of this Agreement have been filed or satisfactory arrangements have been made for such filing.
          (h) Leases. Certified copies of all of the real property leases of each Borrower in which such Borrower is a tenant.
          (i) Other Documents and Conditions. Such other documents and conditions as may be required to be submitted to Bank by the terms of this Agreement or of any Loan Document or set forth on the Closing Checklist with respect to the transaction contemplated by this Agreement.
     4.09 Details Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to Bank and Bank shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to Bank, as Bank may from time to time request.
     4.10 Fees and Expenses. Borrowers shall have paid all fees and charges as required for the Closing and relating to the Closing, including without limitation, survey costs, title insurance premiums, environmental investigation fees, appraisal fees, reasonable legal fees, closing costs, filing and notary fees and any other matters pertinent to the Closing.

ARTICLE V
AFFIRMATIVE COVENANTS
     Borrowers jointly and severally covenant to Bank as follows:
     5.01 Reporting and Information Requirements.
          (a) Annual Audited Reports. As soon as practicable, and in any event within one hundred twenty (120) days after the close of each fiscal year of Borrowers, Borrowers will furnish to Bank (i) consolidated statements of income, retained earnings and cash flow of Borrowers for such fiscal year and a consolidated balance sheet of Borrowers as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountants concur) with such statements and balance sheet to be audited by Malin, Berquist & Company, LLP, or other independent certified public accountants of recognized standing selected by Borrowers and satisfactory to Bank. The report of such accountants shall not set forth exceptions or qualifications not acceptable to Bank. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (ii) in the opinion of such accountants such financial statements present fairly the financial position of the Borrowers as of the end of such fiscal year and the results of their operations and their cash flows and changes in stockholders’ equity for such fiscal year, in conformity with GAAP.
          (b) Intentionally deleted
          (c) Officer’s Certificate. Each set of statements and balance sheets delivered pursuant to Section 5.01(a) of this Agreement shall be accompanied by a compliance certificate, substantially in the form of Exhibit “E” attached hereto and made a part hereof, executed by the President or any Vice President of Parent, stating that no Event of Default or Potential Default exists and that Borrower is in compliance with the financial covenants set forth in Sections 5.13, 5.14 and 5.15 of this Agreement. Such certificate shall include all figures necessary to calculate Borrowers’ compliance with such financial covenants. If an Event of Default or Potential Default has occurred and is continuing or exists, such certificate shall specify in detail the nature and period of existence of the Event of Default or Potential Default and any action taken or contemplated to be taken by Borrowers.
          (d) Other Reports. Promptly upon receipt thereof, Borrowers will deliver to Bank one copy of each other report submitted to any Borrower by independent accountants, including comment or management letters, in connection with any annual, interim or special report made by them of the books of any Borrower.

          (e) Borrowing Base Certificates and Other Reports. Borrowers shall furnish to Bank a Borrowing Base Certificate within ten (10) days after the end of each calendar month. In addition, within fifteen (15) days after the end of each calendar month, Borrowers will deliver to Bank a schedule of all of their accounts receivable, identifying all accounts, and the aging thereof by open invoice for each customer of each Borrower and such other reports concerning the accounts receivable as Bank shall require, all certified as to accuracy by the President or any Vice President of Parent and all in such form as Bank shall require. Borrowers shall also promptly provide Bank with all information requested by Bank with respect to any account debtor. In addition, within twenty (20) days after the end of each calendar month, Borrowers shall provide Bank with a schedule containing a description or recap of the inventory purchased and sold by each Borrower for such month, and such other reports concerning the inventory of each Borrower as Bank shall require, all certified as to accuracy by the appropriate officer of Parent and all in such form as Bank shall require.
          (f) Visitation: Audits. Borrowers will permit, upon reasonable notice, such persons as Bank may designate to visit and inspect any of the properties of Borrowers, to examine, and to make copies and extracts from, the books and records of Borrowers, and to discuss their affairs with their officers, employees and independent accountants during normal business hours. Each Borrower authorizes its officers, employees and independent accountants to discuss with Bank its affairs.
          (g) Notice of Event of Default. Promptly upon any Borrower becoming aware of an Event of Default or Potential Default, Borrowers will give Bank notice of the Event of Default or Potential Default, together with a written statement of the President, Treasurer or Chief Financial Officer of Parent setting forth the details of the Event of Default or Potential Default and any action taken or contemplated to be taken by Borrowers.
          (h) Notice of Material Adverse Change. Promptly upon any Borrower becoming aware thereof, Borrowers will give Bank telephonic or telegraphic notice (with written confirmation sent on the same or next Business Day) with respect to any material adverse change in the assets, business, operations, management or financial condition of Borrowers or any of them or any development or occurrence which would materially and adversely affect Borrowers or any of them.
          (i) Notice of Proceedings. Promptly upon any Borrower becoming aware thereof, Borrowers will give Bank notice of the commencement, existence or threat of all proceedings by or before any Official Body against or affecting any Borrower which, if adversely decided, would have a material adverse effect on the assets, business, operations, management or financial condition of Borrowers or any of them, or which relates to any Environmental Law or any hazardous substance or other substance or material regulated thereunder.
          (j) Further Information. Borrowers will promptly furnish to Bank such other information, and in such form, as Bank may reasonably request from time to time.

     5.02 Preservation of Existence and Franchises. Each Borrower will maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. Each Borrower will qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain qualification would have a material adverse effect on the assets, business, operations or financial condition of Borrowers or any of them.
     5.03 Insurance. Each Borrower will maintain, at its own cost and expense, insurance with respect to its properties and business against such liabilities, casualties and contingencies, of such types, with such insurers and in such amounts as is reasonably satisfactory to Bank from time to time and in any case as is customary in the case of corporations or other entities engaged in the same or similar business or having similar properties similarly situated. Without limitation on the foregoing, Borrowers shall maintain the insurance required by the Mortgage and the Security Agreements.
     5.04 Maintenance of Properties. Each Borrower will maintain or cause to be maintained in good repair, working order and condition, the properties now or in the future owned, leased or otherwise possessed by such Borrower and necessary in the operation of its business and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements to the properties so that the business carried on in connection with the properties may be properly and advantageously conducted at all times. Each Borrower shall notify Bank prior to the creation of a new location for any of its properties or businesses (other than those disclosed to Bank in connection with the execution and delivery of this Agreement).
     5.05 Payment of Liabilities. Each Borrower will pay or discharge:
          (a) on or prior to the date on which penalties attach, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income;
          (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a Lien upon any of its property;
          (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any of its property; and
          (d) all other current liabilities so that none is unpaid more than ninety (90) days after the due date for such liability.
     5.06 Financial Accounting Practices. Each Borrower will make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) to ensure access to assets is permitted only in accordance with management’s general or specific authorization and (d) to ensure the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     5.07 Compliance with Laws. Borrowers shall comply with all applicable Laws the non-compliance with which would have a material adverse affect on the assets, business, operations or financial condition of Borrowers or any of them, and with all Environmental Laws.
     5.08 Pension Plans. Borrowers shall (a) keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to Borrowers or any of them in connection with such termination; (b) make contributions to each of its Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction (other than a Prohibited Transaction subject to an exemption under ERISA) or material accumulated funding deficiency as such term is defined in ERISA; and (d) notify Bank immediately upon receipt by any Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Plan. Borrowers shall deliver to Bank, promptly after the filing or receipt thereof, copies of all reports or notices which any Borrower files or receives under ERISA with or from the Internal Revenue Service, the PBGC, or the U.S. Department of Labor, other than reports or notices which do not materially or adversely affect the businesses, assets or financial condition of Borrowers or any of them, or the ability to perform their obligations under this Agreement.
     5.09 Use of Proceeds. Borrowers shall use the proceeds of the Loans in the manner set forth in Section 3.18 hereof.
     5.10 Continuation of and Change in Business. Borrowers will continue to engage in the business and activities described in Schedule 3.08 to this Agreement and Borrowers will not engage in any other business or activities without the prior written consent of Bank.
     5.11 Lien Searches. Bank may, but shall not be obligated to, conduct lien searches of Borrowers and their assets and properties on an annual basis and at such other times as Bank, in its sole discretion, may determine to be necessary. Borrowers shall reimburse Bank for Bank’s out of pocket costs in connection with such lien searches.
     5.12 Further Assurances. Borrowers, at their own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as Bank may from time to time request in order to more effectively carry out the intent and purposes of this Agreement and the transactions contemplated by this Agreement and to cause the security interest or interests, the liens or conveyances granted under the Security Agreements, the Mortgage or any other Loan Document to be, at all times, valid, perfected and enforceable against Borrowers and all third parties. All expenses of such filings, recordings, refilings and rerecordings, shall be borne by Borrowers.
     5.13 Debt Service Coverage Ratio. Borrowers shall maintain a Debt Service Coverage Ratio for each fiscal year of the Borrowers after the Closing Date in the amount of (a) at least 1.3 to 1.0 for the fiscal year ending on January 31, 2007 and (b) at least 1.35 to 1.0 and for each fiscal year thereafter.
     5.14 Debt to Worth Ratio. Borrowers shall maintain a Debt to Worth Ratio of not greater than 2 to 1 at January 31, 2007 and at each January 31 thereafter.
     5.15 Net Worth. Borrowers shall maintain a Net Worth at all times in the amount of at least $15,000,000.
     5.16 Depository Accounts. Each Borrower shall maintain its primary depository account(s) with Bank.
     5.17 Leases. At all times during the term of the Loan Agreement, the Borrowers, either individually or collectively, and their Subsidiaries shall be prohibited from entering into leases or loans for equipment without Bank’s prior approval, the total value of which exceeds (i) $50,000 per transaction, or (ii) $750,000 per annum (for any fiscal year) aggregated for all transactions.
     5.18 Equipment. At all times during the term of the Loan Agreement, the Borrowers shall cause Project, and no other Borrower or entity, to own the equipment purchased with the proceeds of the Facility F Loan (the “Facility F Equipment”). The Borrowers represent and warrant to the Bank that none of the Facility F Equipment constitutes Fixtures, as defined in the Code, and ownership of the Facility F Equipment is not evidenced by one or more vehicle titles or similar indicia of ownership.
     5.19 Compliance with Anti-Terrorism Laws.
     (a) The following terms shall have the meanings set forth in this subsection when used in this Section:
“Anti-Terrorism Law” means any law, rule or regulation relating to terrorism or money-laundering, including Executive Order No. 13224 and the USA Patriot Act.
“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.”
“Prohibited Person” means any person or entity:

(i)	listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii)	owned or controlled by, or acting for or on behalf of, any person or entity listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii)	with whom Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)	who commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v)	named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.qov/ofac/tllsdn.pdf, or at any replacement website or other official publication of such list; or

(vi)	who is affiliated with a person or entity described in clauses (i)-(v) of this definition.
“USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56).
     b. Borrowers represent, warrant, covenant and agree that:
(i)	None of Borrowers, nor any subsidiary of Borrowers is or will be in violation of any Anti-Terrorism Law;

(ii)	None of Borrowers, any subsidiary of Borrowers, any of their respective brokers, nor any other agent of the foregoing acting or benefiting in any capacity in connection with the Loan is or will be a Prohibited Person;

(iii)	None of Borrowers, any subsidiary of Borrowers, any of their respective brokers, nor any other agent of the foregoing acting or benefiting in any capacity in connection with the Loan (x) conducts or will conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (y) deals in or will deal in any property or interests in property blocked pursuant to Executive Order No. 13224 (or otherwise engages, or will engage in any transaction related thereto); or (z) engages in or will engage in (or conspires, or will conspire to, engage in) any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law;

(iv)	Borrowers shall deliver to Bank any certification or other evidence requested from time to time by Bank in its sole discretion, confirming Borrowers’ compliance with this Section; and

(v)	To the extent a transfer of any property of Borrowers is otherwise permitted, Borrowers shall not transfer such property (i) to any person controlled by, controlling or under common control with a Prohibited Person, or (ii) in violation of any Anti-Terrorism Law, and Borrowers shall provide a certification and indemnification to Bank (in form and content acceptable to Bank) to such effect in connection with any transfer of such property.
     Any breach of the foregoing representations, warranties, covenants and agreements of Borrowers shall constitute an immediate Event of Default hereunder and each of the Security Agreements. Borrowers hereby agree to indemnify Bank against (and hold Bank harmless from) any losses suffered and/or expenses incurred by Bank arising out of or otherwise related to a breach of this Section by Borrowers or any person controlled by, controlling or under common control with Borrowers.
ARTICLE VI
NEGATIVE COVENANTS
     Borrowers jointly and severally covenant to Bank as follows:
     6.01 Liens. No Borrower shall, at any time incur, create, assume or permit to exist, any Lien on any of its assets or property, tangible or intangible, now or hereafter owned, or agree to become liable to do so, except:
          (a) such Liens existing on the Closing Date and described in Schedule 6.01 to this Agreement;
          (b) Liens granted in favor of Bank;
          (c) pledges or deposits under worker’s compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or similar bonds used in the ordinary course of business;
          (d) any unfiled materialmen’s, mechanic’s, workmen’s, and repairmen’s liens (provided, that if such a lien shall be perfected, it shall be discharged of record immediately by payment, bond or otherwise); and

          (e) liens arising from taxes, assessments, charges, levies or claims described in Section 5.05 of this Agreement that are not yet due and payable.
     6.02 Indebtedness. No Borrower shall, at any time, create, incur, assume or suffer to exist any Indebtedness, except:
          (a) Indebtedness under this Agreement, the Notes, the other Loan Documents or under any other document, instrument or agreement between Borrower and Bank;
          (b) Indebtedness existing on the date hereof, and described in Schedule 6.02 to this Agreement, provided, however, that none of such Indebtedness shall be extended, renewed or refinanced without the prior written consent of Bank; and
          (c) Current accounts payable, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of business.
     6.03 Guarantees and Contingent Liabilities. Except as set forth in Schedule 6.03, no Borrower shall at any time directly or indirectly assume, guarantee, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person except that any Borrower may endorse negotiable or other instruments in any amount for deposit or collection or similar transactions in the ordinary course of its business.
     6.04 Loans and Investments. No Borrower shall at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire, or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution or loan to, any other Person, or agree, become or remain liable to do any of the foregoing, except:
          (a) Trade accounts receivable resulting from a Borrower’s sale of goods or services made in the ordinary course of its business;
          (b) obligations backed by the full faith and credit of the United States of America maturing not in excess of nine months from the date of acquisition;
          (c) demand deposits, time deposits or certificates of deposit in Bank or in United States FDIC insured commercial banks having shareholders’ equity of at least $100,000,000 and maturing not in excess of nine months from the date of acquisition; and
          (d) commercial paper maturing not in excess of six months from the date of acquisition and either issued by Bank or rated P-1 by Moody’s Investors Service, Inc. or A-1 by Standard & Poor’s Corporation on the date of acquisition.
     6.05 Dividends and Related Distributions. Except as provided in the immediately succeeding sentence, Parent will not declare, make, pay, or agree, become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of any shares of the capital stock of Parent or on account of the purchase, redemption, retirement or acquisition of any shares of the common, any series of preferred or other shares of capital stock (or warrants, options or rights for any shares of the capital stock) of Parent without the prior written consent of Bank, which consent will not be unreasonably withheld. Notwithstanding the foregoing, the Parent shall be permitted to be liable to make and pay dividends in kind (e.g. additional issuances of Series C Preferred Stock) in accordance with the terms of the Preferred Stock Termsheet. In no event shall Parent redeem the Series C Preferred Stock or any other capital stock of the Parent if after giving effect to such redemption any Event of Default or Potential Default would or could reasonably be expected to be in existence or occur. Parent shall immediately deliver to Bank a copy of any notice or request for redemption of the Series C Preferred Stock or any other capital stock of the Parent that is delivered to the Parent by or on behalf of any holder of such stock of the Parent.
     6.06 Merger; Consolidation; Business Acquisitions. No Borrower will merge or agree to merge with or into or consolidate with any other Person without the prior written consent of Bank. No Borrower will acquire any material portion of the stock or assets or business of any other Person without the prior written consent of Bank, which consent will not be unreasonably withheld.
     6.07 Dispositions of Assets. No Borrower will sell, convey, pledge, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section as a transaction and any series of related transactions constituting but a single transaction), any of its properties or assets, tangible or intangible (including stock of Subsidiaries), except for sales of inventory in the ordinary course of business and except sales of equipment which is replaced with equipment of equal or higher value and other dispositions of equipment in an aggregate amount not to exceed $25,000 in aggregate net book value in any fiscal year.
     6.08 Margin Stock. No Borrower will use the proceeds of any Loans directly or indirectly to purchase or carry any “margin stock” (within the meaning of Regulations U, G, T, or X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying, directly or indirectly, any margin stock.
     6.09 Changes in Ownership or Control. Project, Enviro-Tech, PDG, Flagship and Servestec shall at all times remain wholly owned Subsidiaries of Parent and no Borrower shall at any time have any other Subsidiaries other than Inactive Subsidiaries. Parent will not transfer any of its interest in the Mortgaged Property (as defined in the Mortgage).
     6.10 Self Dealing. No Borrower shall enter into or carry out any loan, advance or other transaction (including, without limitation, purchasing property or services or selling property or services) with any Affiliate except that shareholders, directors or officers of any Borrower may render services to any Borrower for compensation at the same rates generally paid by corporations engaged in the same or similar businesses for the same or similar services.

ARTICLE VII
DEFAULTS
     7.01 Events of Default. An Event of Default means the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary involuntary or effected by operation of Law):
            (a) Borrowers shall fail to pay principal on any of the Notes when due and such failure shall continue for five (5) days; or
            (b) Borrowers shall fail to pay interest on the Loans or any fees payable pursuant to Article II of this Agreement when due and such failure shall continue for five (5) days; or
            (c) Any Borrower shall fail to pay any other fee, or other amount payable pursuant to this Agreement, the Notes, the Security Agreements or any of the other Loan Documents when due and such failure shall continue for five (5) days; or
            (d) Any representation or warranty made by any Borrower under this Agreement, the Notes, or any of the other Loan Documents, or any statement made by any Borrower in any financial statement, certificate, report, exhibit or document furnished by any Borrower to Bank pursuant to this Agreement or the other Loan Documents, shall prove to have been false or misleading in any material respect as of the time when made; or
            (e) Bank’s security interest under any Security Agreement or any of the other Loan Documents is or shall become unperfected; or
            (f) Any Borrower shall default in the performance or observance of any covenant, agreement or duty contained in Article VI hereof or in Sections 5.01(g), 5.09, 5.10, 5.13, 5.14, 5.15 or 5.16 hereof; or
            (g) Any Borrower shall (i) default (as principal or guarantor or other surety) in any payment of principal of or interest on any obligation (or set of related obligations) for borrowed money in excess of $50,000, beyond any period of grace with respect to the payment or, if any obligation (or set of related obligations) for borrowed money in excess of $50,000 is or are payable or repayable on demand, fails to pay or repay such obligation or obligations when demanded, or (ii) default in the observance of any other covenant, term or condition contained in any agreement or instrument by which an obligation (or set of related obligations) for borrowed money in excess of $50,000 is or are created, secured or evidenced, if the effect of such default is to cause, or commit the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) to cause, all or part of such obligation or obligations to become due before its or their otherwise stated maturity, or (iii) Parent shall be obligated to redeem any shares of its capital stock, including, without limitation, shares of Series C Preferred Stock in violation of Section 6.05 of this Agreement, or any holder of shares of capital stock of the Parent, including shares of Series C Preferred Stock, shall have an exercisable right to demand redemption of any such shares of stock if at such time the Bank believes that an Event of Default or Potential Default shall occur or be in existence after giving effect to such redemption; or
            (h) Any Borrower shall default in the performance or observance of any other covenant, agreement or duty under this Agreement, the Notes or the other Loan Documents and such default shall continue for 30 days, or an Event of Default as defined in any other Loan Document shall occur; or
            (i) One or more judgments for the payment of money in excess of $50,000 shall have been entered against any Borrower; or
            (j) A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against any Borrower or any of their respective properties; or
            (k) (i) A Termination Event with respect to a Plan shall occur, (ii) any Person shall engage in any prohibited transaction involving any Plan, (iii) an accumulated funding deficiency, whether or not waived, shall exist with respect to any Plan, (iv) any Borrower or any ERISA Affiliate shall be in “Default” (as defined in Section 4219(c)(5) of ERISA with respect to payments due to a multi-employer Plan resulting from any Borrower’s or any ERISA affiliate’s, complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Plan, or (v) any other event or condition shall occur or exist with respect to a single employer Plan, except that no such event or condition shall constitute an Event of Default if it, together with all other events or conditions at the time existing, would not subject any Borrower or any of its Subsidiaries to any tax, penalty, debt or liability which, alone or in the aggregate, would have a material adverse effect on Borrowers or any of them; or
            (l) A Change of Control or Change of Management shall occur; or
            (m) A proceeding shall be instituted in respect of any Borrowers:
            (i) seeking to have an order for relief entered in respect of such Borrower, or seeking a declaration or entailing a finding that such Borrower is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Borrower, its assets or debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or in the future which shall not have been dismissed or stayed within sixty (60) days after such proceedings were instituted; or
            (ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for such Borrower or for all or any substantial part of its property which shall not have been dismissed or stayed within sixty (60) days after such proceedings were instituted; or
            (n) Any Borrower shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its businesses, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 7.01(l)(i) of this Agreement or shall consent to any order for relief, declaration, finding or relief described in Section 7.01(l)(i) of this Agreement, shall institute a proceeding described in Section 7.01(l)(ii) of this Agreement or shall consent to the appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any proceeding is instituted, dissolve, wind-up or liquidate itself or any substantial part of their property, or shall take any action in furtherance of any of the foregoing.
     7.02 Consequences of an Event of Default.
            (a) If an Event of Default specified in subsections (a) through (l) of Section 7.01 of this Agreement occurs, Bank will be under no further obligation to make Loans and may at its option demand the unpaid principal amount of the Notes, interest accrued on the unpaid principal amount and all other amounts owing by any Borrower under this Agreement, the Notes and the other Loan Documents to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived, and an action for any amounts due shall accrue immediately.
            (b) If an Event of Default specified in subsections (m) or (n) of Section 7.01 of this Agreement occurs and continues or exists, Bank will be under no further obligation to make Loans and the unpaid principal amount of the Notes, interest accrued on the unpaid principal amount and all other amounts owing by any Borrower under this Agreement, the Notes and the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action for any amounts due shall accrue immediately.
     7.03 Set-Off. If the unpaid principal amount of the Notes, interest accrued on the unpaid principal amount or other amount owing by any Borrower under this Agreement, the Notes or the other Loan Documents shall have become due and payable (at maturity, by acceleration or otherwise), Bank and the holder of any participation in any Loan will each have the right, in addition to all other rights and remedies available to it, without notice to Borrower, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, any Borrower by Bank or by such holder including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or in the future maintained by any Borrower with Bank or such holder. Each Borrower consents to and confirms the foregoing arrangements and confirms Bank’s rights and such holder’s rights of banker’s lien and set-off. Nothing in this Agreement will be deemed a waiver or prohibition of or restriction on Bank’s rights or any such holder’s rights of banker’s lien or set-off.

ARTICLE VIII
MISCELLANEOUS
     8.01 Business Days. Except as otherwise provided in this Agreement, whenever any payment or action to be made or taken under this Agreement, or under the Notes or under any of the other Loan Documents is stated to be due on a day which is not a Business Day, such payment or action will be made or taken on the next following Business Day and such extension of time will be included in computing interest or fees, if any, in connection with such payment or action.
     8.02 Records. The unpaid principal amount of the Notes, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount and the duration of such applicability shall at all times be ascertained from the records of Bank, which shall be conclusive absent manifest error.
     8.03 Amendments and Waivers. Bank and Borrowers may from time to time enter into agreements amending, modifying or supplementing this Agreement, the Notes or any other Loan Document or changing the rights of Bank or of Borrowers under this Agreement, under the Notes or under any other Loan Document and Bank may from time to time grant waivers or consents to a departure from the due performance of the obligations of Borrowers under this Agreement, under the Notes or under any other Loan Document. Any such agreement, waiver or consent must be in writing and will be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision of this Agreement, any Event of Default or Potential Default so waived or consented to will be deemed to be cured and not continuing, but no such waiver or consent will extend to any other or subsequent Event of Default or Potential Default or impair any right consequent to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.
     8.04 No Implied Waiver: Cumulative Remedies. No course of dealing and no delay or failure of Bank in exercising any right, power or privilege under this Agreement, the Notes or any other Loan Document will affect any other or future exercise of any such right, power or privilege or exercise of any other right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise of such right, power or privilege or of any other right, power or privilege. The rights and remedies of Bank under this Agreement, the Notes or any other Loan Document are cumulative and not exclusive of any rights or remedies which Bank would otherwise have.
     8.05 Notices. All notices, requests, demands, directions and other communications (collectively notices) under the provisions of this Agreement or the Notes must be in writing (including telexed or telecopied communication) unless otherwise expressly permitted under this Agreement and must be sent by first-class or first-class express mail, private overnight or next Business Day courier or by telex or telecopy with confirmation in writing mailed first class, in all cases with charges prepaid, and any such properly given notice will be effective when received. All notices will be sent to the applicable party at the addresses stated below or in accordance with the last unrevoked written direction from such party to the other parties.

If to Borrowers
or any of them:	PDG Environmental, Inc.
1386 Beulah Road, Building 801
Pittsburgh, PA 15235
Attention: John C. Regan

and a copy to:	James D. Chiafullo, Esq.
Cohen & Grigsby, P.C.
11 Stanwix Street
Pittsburgh, PA 15222

If to Bank:	Commercial Loan Department
Sky Bank
Douglas K. Pyle, Vice President
101 East Washington Street
New Castle, Pennsylvania 16103

and copy to:	Thomas M. Gacse
c/o Sky Bank
101 East Washington Street
New Castle, Pennsylvania 16103
     8.06 Expenses; Taxes; Attorneys Fees. Borrowers agree to pay or cause to be paid and to save Bank harmless against liability for the payment of all reasonable expenses, including, but not limited to reasonable fees and expenses of counsel and paralegals for Bank, incurred by Bank from time to time (i) arising in connection with the preparation, execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents to this Agreement, the Notes or any of the other Loan Documents and (iii) arising in connection with Bank’s enforcement or preservation of rights under this Agreement, the Notes or any of the other Loan Documents, including but not limited to such expenses as may be incurred by Bank in the collection of the outstanding principal amount of the Loans. Borrowers agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or in the future determined by Bank to be payable in connection with this Agreement, the Notes or any other Loan Document. Borrowers agree to save Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. In the event of any action at law or suit in equity in relation to this Agreement, the Notes or the other Loan Documents, Borrowers will pay, in addition to all other sums which Borrowers may be required to pay, a reasonable sum for attorneys and paralegals fees incurred by Bank or the holder of the Notes in connection with such action or suit. All payments due from Borrowers under this Section will be added to and become part of the Loans until paid in full.
     8.07 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, the provision will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of the provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.
     8.08 Governing Law: Consent to Jurisdiction. This Agreement will be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes will be governed by and construed and enforced in accordance with the substantive laws, and not the laws of conflicts, of said Commonwealth. Borrower consents to the exclusive jurisdiction and venue of the federal and state courts located in Lawrence County or Allegheny County, Pennsylvania, in any action on, relating to or mentioning this Agreement, the Notes, the other Loan Documents, or any one or more of them.
     8.09 Prior Understandings. This Agreement, the Notes and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, among the parties relating to the transactions provided for in this Agreement, the Notes and the other Loan Documents, except that the commitment letter dated July 14, 2000 issued by Bank and accepted by Parent shall survive the execution and delivery hereof and shall be binding upon Borrowers with the same force and effect as though accepted by all of them. To the extent of any inconsistencies between the provisions of this Agreement and the provisions of said commitment letter, the provisions of this Agreement shall control.
     8.10 Duration: Survival. All representations and warranties of Borrowers contained in this Agreement or made in connection with this Agreement or any of the other Loan Documents shall survive the making of and will not be waived by the execution and delivery of this Agreement, the Notes or the other Loan Documents, by any investigation by Bank, or the making of any Loan. Notwithstanding termination of this Agreement or an Event of Default, all covenants and agreements of Borrowers will continue in full force and effect from and after the date of this Agreement so long as Borrowers may borrow under this Agreement and until payment in full of the Notes, interest thereon, and all fees and other obligations of Borrowers under this Agreement, the Notes or the other Loan Documents. Without limitation, it is understood that all obligations of Borrowers to make payments to or indemnify Bank will survive the payment in full of the Notes and of all other obligations of Borrower under this Agreement, the Notes, the Security Agreements and the other Loan Documents.
     8.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties to this Agreement on separate counterparts each of which, when so executed, will be deemed an original, but all such counterparts will constitute but one and the same instrument.

     8.12 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Bank, Borrowers and their successors and assigns, except that Borrowers may not assign or transfer any of their rights under this Agreement without the prior written consent of Bank. All obligations of Borrowers under this Agreement are joint and several.
     8.14 No Third Party Beneficiaries. The rights and benefits of this Agreement and the other Loan Documents are not intended to, and shall not, inure to the benefit of any third party.
     8.15 Participation. Bank may from time to time sell, assign or grant one or more participation in all or any part of the Loans made by Bank or which may be made by Bank, or its right, title and interest in the Loans in or to this Agreement, to another lending officer, lender or financial institution. With respect to such participation, Bank shall act as lead bank or managing agent. Except to the extent otherwise required by the context of this Agreement, the word “Bank” where used in this Agreement means and includes any holder of a note originally issued to Bank and each such holder of a note will be bound by and have the benefits of this Agreement, the same as such holder had been a signatory to this Agreement. In connection with any such sale, assignment or grant of participation, Bank may make available to any prospective purchaser, assignee or participant any information relative to Borrowers in Bank’s possession.
     8.16 Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural, the part the whole and “or” has the inclusive meaning represented by the phrase “and/or”. References in this Agreement to “judgments” of Bank include good faith estimates by Bank (in the case of quantitative judgments) and good faith beliefs by a Bank (in the case of qualitative judgments).
     8.17 Exhibits. All exhibits and schedules attached to this Agreement are incorporated and made a part of this Agreement.
     8.18 Headings. The section headings contained in this Agreement are for convenience only and do not limit or define or affect the construction or interpretation of this Agreement in any respect.
     8.19 WAIVER OF TRIAL BY JURY. BORROWERS AND BANK EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVE ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND NEITHER WILL AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS.

     IN WITNESS WHEREOF, and intending to be legally bound, the parties, by their duly authorized officers, have executed and delivered this Agreement as of the date set forth at the beginning of this Agreement.

ATTEST:		PDG Environmental, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title:	President and CEO

ATTEST:		Project Development Group, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title:	President and CEO

ATTEST:		Enviro-Tech Abatement Services, Co.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title:	President and CEO

ATTEST:		PDG, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title:	President and CEO

ATTEST:		Flagship Restoration, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title:	President and CEO

ATTEST:		Servestec, Inc.

By:	James D. Chaifullo	By:	John C Regan

Assistant Secretary		Title:	President and CEO

Sky Bank

		By:	Douglas Pyle

		Title:	Vice President

Exhibit “A”
THIS AMENDED AND RESTATED FACILITY A NOTE IS AN AMENDMENT, RESTATEMENT, MODIFICATION AND INCREASE, BUT NOT A NOVATION OF THE FACILITY A NOTE BY THE INITIAL BORROWERS IN FAVOR OF THE BANK DATED AUGUST 3, 2000. THIS AMENDED AND RESTATED FACILITY A NOTE CONSOLIDATES AND REPLACES THE EXISTING FACILITY A NOTE.
AMENDED AND RESTATED FACILITY A NOTE

$400,000	Pittsburgh, Pennsylvania
June 14, 2006
     FOR VALUE RECEIVED, the undersigned, PDG Environmental, Inc., a Delaware corporation, Project Development Group, Inc., a Pennsylvania corporation, Enviro-Tech Abatement Services, Co., a North Carolina corporation, PDG, Inc., a Pennsylvania corporation (collectively, “Initial Borrowers”), Flagship Restoration, Inc., a Delaware corporation (“Flagship”) and Servestec, Inc. a Florida corporation (“Servestec”) (Initial Borrowers, Flagship and Servestec, collectively, the “Borrowers”) hereby jointly and severally promise to pay to the order of Sky Bank, an Ohio banking institution, having an office at 101 East Washington Street, New Castle, Pennsylvania 16103 (“Bank”), on or before the Facility A Loan Expiry Date, and at such earlier dates as may be required by the Loan Agreement (as defined below), the principal sum of Four Hundred Thousand and 00/100 Dollars ($400,000.00). Borrowers hereby further jointly and severally promise to pay to the order of Bank interest on the unpaid principal amount of this Amended and Restated Facility A Note from time to time outstanding at the rate or rates per annum determined pursuant to Article II of, or as otherwise provided in, the Loan Agreement, and with such amounts being payable on the dates set forth in Article II of, or as otherwise provided in, the Loan Agreement.
     All payments and prepayments to be made in respect of principal, interest, or other amounts due from Borrowers under this Amended and Restated Facility A Note shall be payable at 12:00 noon, New Castle, Pennsylvania time, on the day when due, without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action therefor shall immediately accrue. All such payments shall be made to Bank at its designated office located at 101 East Washington Street, New Castle, Pennsylvania, in lawful money of the United States of America in immediately available funds without setoff, counterclaim or other deduction of any nature.
     Except as otherwise provided in the Loan Agreement, if any payment of principal or interest under this Amended and Restated Facility A Note shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.
     This Amended and Restated Facility A Note is one of the Notes referred to in, and is entitled to the benefits of, that certain Amended and Restated Loan Agreement of even date

A-1

herewith by and between Borrowers and Bank (as such agreement may be amended, modified or supplemented from time to time, the “Loan Agreement”), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and may provide for prepayments in certain circumstances and upon certain terms and conditions. This Amended and Restated Facility A Note is secured by, and is entitled to the benefits of, the Loan Documents, as the same may be amended, modified or supplemented from time to time. Capitalized terms used in this Amended and Restated Facility A Note which are defined in the Loan Agreement shall have the meanings assigned to them therein unless otherwise defined in this Amended and Restated Facility A Note.
     This Amended and Restated Facility A Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of laws thereof. Each Borrower hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania, Court of Common Pleas of Lawrence County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this Amended and Restated Facility A Note.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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CONFESSION OF JUDGMENT. EACH BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST SUCH BORROWER, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS AMENDED AND RESTATED FACILITY A NOTE, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT EQUAL TO TEN PERCENT (10%) OF THE AMOUNT OF SUCH JUDGMENT, BUT NOT LESS THAN ONE THOUSAND DOLLARS ($1,000), ADDED FOR ATTORNEYS’ COLLECTION FEES. NOTWITHSTANDING THE ATTORNEY’S COMMISSION PROVIDED FOR IN THE PRECEDING SENTENCE (WHICH IS INCLUDED IN THE WARRANT FOR PURPOSES OF ESTABLISHING A SUM CERTAIN), THE AMOUNT OF ATTORNEYS’ FEES THAT THE BANK MAY RECOVER FROM SUCH BORROWER SHALL NOT EXCEED THE ACTUAL ATTORNEYS’ FEES INCURRED BY THE BANK. TO THE EXTENT PERMITTED BY LAW, EACH BORROWER RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS AMENDED AND RESTATED FACILITY A NOTE, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF THE HOLDER OF THIS AMENDED AND RESTATED FACILITY A NOTE SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AMENDED AND RESTATED FACILITY A NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWERS SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE EXERCISED AS OFTEN AS THE HOLDER SHALL FIND IT NECESSARY AND DESIRABLE AND THIS AMENDED AND RESTATED FACILITY A NOTE SHALL BE A SUFFICIENT WARRANT THEREFOR. THE HOLDER HEREOF MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT. IN THE EVENT ANY JUDGMENT CONFESSED AGAINST ANY BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON SUCH BORROWER’S BEHALF FOR ANY REASON, HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST SUCH BORROWER FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS.
Borrowers’ Initials

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WAIVER OF TRIAL BY JURY. EACH BORROWER EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND IT WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AMENDED AND RESTATED FACILITY A NOTE, THE LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.
Borrowers’ Initials

NOTICE - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIM YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
     IN WITNESS WHEREOF, and intending to be jointly and severally and legally bound hereby, each Borrower, by its duly authorized officers, has executed, issued and delivered this Amended and Restated Facility A Note in Pittsburgh, Pennsylvania on the day and year written above.

ATTEST:		PDG Environmental, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title:	President and CEO

ATTEST:		Project Development Group, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title:	President and CEO

A-4

ATTEST:		Enviro-Tech Abatement Services, Co.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title:	President and CEO

ATTEST:		PDG, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title:	President and CEO

ATTEST:		Flagship Restoration, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title:	President and CEO

ATTEST:		Servestec, Inc.

By:	James D. Chaifullo	By:	John C Regan

Assistant Secretary		Title:	President and CEO

ATTEST:		Servestec, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title:	President and CEO

A-5

Exhibit “B”
THIS SIXTH AMENDED AND RESTATED FACILITY D NOTE IS AN AMENDMENT, RESTATEMENT, MODIFICATION AND INCREASE, BUT NOT A NOVATION OF THE FIFTH AMENDED AND RESTATED FACILITY D NOTE BY THE INITIAL BORROWERS IN FAVOR OF THE BANK DATED JULY 8, 2004. THIS SIXTH AMENDED AND RESTATED FACILITY D NOTE CONSOLIDATES AND REPLACES THE EXISTING FACILITY D NOTE.
SIXTH AMENDED AND RESTATED FACILITY D NOTE

$15,000,000	Pittsburgh, Pennsylvania
June 14, 2006
          FOR VALUE RECEIVED, the undersigned, PDG Environmental, Inc., a Delaware corporation, Project Development Group, Inc., a Pennsylvania corporation, Enviro-Tech Abatement Services, Co., a North Carolina corporation, PDG, Inc., a Pennsylvania corporation (collectively, the “Initial Borrowers”), Flagship Restoration, Inc., a Delaware corporation (“Flagship”) and Servestec, Inc. a Florida corporation (“Servestec”) (Initial Borrowers, Flagship and Servestec, collectively, the “Borrowers”) hereby jointly and severally promise to pay to the order of Sky Bank, an Ohio banking institution having an office at 101 East Washington Street, New Castle, Pennsylvania 16103 (“Bank”), on or before the Facility D Expiry Date, and at such earlier dates as may be required by the Loan Agreement (as defined below), the lesser of (i) the principal sum of Fifteen Million and 00/100 Dollars ($15,000,000.00), or (ii) the aggregate unpaid principal amount of all Facility D Loans made by Bank to Borrower pursuant to the Loan Agreement. Borrowers hereby further jointly and severally promise to pay to the order of Bank interest on the unpaid principal amount of this Sixth Amended and Restated Facility D Note from time to time outstanding at the rate or rates per annum determined pursuant to Article II of, or as otherwise provided in, the Loan Agreement, and with such amounts being payable on the dates set forth in Article II of, or as otherwise provided in, the Loan Agreement.
          All payments and prepayments to be made in respect of principal, interest, or other amounts due from Borrowers under this Sixth Amended and Restated Facility D Note shall be payable at 12:00 noon, New Castle, Pennsylvania time, on the day when due, without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action therefor shall immediately accrue. All such payments shall be made to Bank at its designated office located at 101 East Washington Street, New Castle, Pennsylvania, in lawful money of the United States of America in immediately available funds without setoff, counterclaim or other deduction of any nature.
          Except as otherwise provided in the Loan Agreement, if any payment of principal

A-1

or interest under this Sixth Amended and Restated Facility D Note shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.
          This Sixth Amended and Restated Facility D Note is one of the Notes referred to in, and is entitled to the benefits of, that certain Amended and Restated Loan Agreement of even date herewith by and between Borrowers and Bank (as such agreement may be amended, modified or supplemented from time to time, the “Loan Agreement”), which among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain events and may provide for prepayments in certain circumstances and upon certain terms and conditions. This Sixth Amended and Restated Facility D Note is secured by, and is entitled to the benefits of, the Loan Documents, as the same may be amended, modified or supplemented from time to time. Capitalized terms used in this Sixth Amended and Restated Facility D Note which are defined in the Loan Agreement shall have the meanings assigned to them therein unless otherwise defined in this Sixth Amended and Restated Facility D Note.
          This Sixth Amended and Restated Facility D Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the principles applicable to the conflicts of laws thereof. Each Borrower hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania, Court of Common Pleas of Lawrence County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of, relating to or mentioning this Sixth Amended and Restated Facility D Note.
(Remainder of page intentionally left blank — continued on the following page)

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CONFESSION OF JUDGMENT. EACH BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST SUCH BORROWER, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS SIXTH AMENDED AND RESTATED FACILITY D NOTE, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT EQUAL TO TEN PERCENT (10%) OF THE AMOUNT OF SUCH JUDGMENT, BUT NOT LESS THAN ONE THOUSAND DOLLARS ($1,000), ADDED FOR ATTORNEYS’ COLLECTION FEES. NOTWITHSTANDING THE ATTORNEY’S COMMISSION PROVIDED FOR IN THE PRECEDING SENTENCE (WHICH IS INCLUDED IN THE WARRANT FOR PURPOSES OF ESTABLISHING A SUM CERTAIN), THE AMOUNT OF ATTORNEYS’ FEES THAT THE BANK MAY RECOVER FROM SUCH BORROWER SHALL NOT EXCEED THE ACTUAL ATTORNEYS’ FEES INCURRED BY THE BANK. TO THE EXTENT PERMITTED BY LAW, EACH BORROWER RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS SIXTH AMENDED AND RESTATED FACILITY D NOTE, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF THE HOLDER OF THIS SIXTH AMENDED AND RESTATED FACILITY D NOTE SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL SIXTH AMENDED AND RESTATED FACILITY D NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWERS SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE EXERCISED AS OFTEN AS THE HOLDER SHALL FIND IT NECESSARY AND DESIRABLE AND THIS SIXTH AMENDED AND RESTATED FACILITY D NOTE SHALL BE A SUFFICIENT WARRANT THEREFOR. THE HOLDER HEREOF MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT. IN THE EVENT ANY JUDGMENT CONFESSED AGAINST ANY BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON SUCH BORROWER’S BEHALF FOR ANY REASON, HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST SUCH BORROWER FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS.
Borrowers Initials

A-3

WAIVER OF TRIAL BY JURY. EACH BORROWER EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND IT WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS SIXTH AMENDED AND RESTATED FACILITY D NOTE, THE LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.
Borrowers Initials

NOTICE - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIM YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
          IN WITNESS WHEREOF, and intending to be jointly and severally and legally bound hereby, each Borrower, by its duly authorized officers, has executed, issued and delivered this Sixth Amended and Restated Facility D Note in Pittsburgh, Pennsylvania on the day and year written above.

ATTEST:		PDG Environmental, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title: President and CEO

ATTEST:		Project Development Group, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title: President and CEO

ATTEST:		Enviro-Tech Abatement Services, Co.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title: President and CEO

ATTEST:		PDG, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title: President and CEO

A-4

ATTEST:		Flagship Restoration, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title: President and CEO

ATTEST:		Servestec, Inc.

By:	James D. Chaifullo	By:	John C Regan

Assistant Secretary		Title: President and CEO

ATTEST:		Servestec, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title: President and CEO

A-5

Exhibit “C”
THIS AMENDED AND RESTATED FACILITY F NOTE IS AN AMENDMENT, RESTATEMENT, MODIFICATION AND INCREASE, BUT NOT A NOVATION OF THE FACILITY F NOTE DATED BY THE INITIAL BORROWERS IN FAVOR OF THE BANK DATED JUNE 22, 2005. THIS AMENDED AND RESTATED FACILITY F NOTE CONSOLIDATES AND REPLACES THE EXISTING FACILITY F NOTE.
FACILITY F NOTE

$400,000.00	Pittsburgh, Pennsylvania
June 14, 2006
          FOR VALUE RECEIVED, the undersigned, PDG Environmental, Inc., a Delaware corporation, Project Development Group, Inc., a Pennsylvania corporation, Enviro-Tech Abatement Services, Co., a North Carolina corporation, and PDG, Inc., a Pennsylvania corporation (collectively and jointly and severally, “Initial Borrowers”), and Flagship Restoration, Inc., a Delaware corporation (“Flagship”) and Servestec, Inc., a Florida corporation (“Servestec”) (Initial Borrowers, Flagship and Servestec, collectively, the “Borrowers”) hereby jointly and severally promise to pay to the order of Sky Bank, an Ohio banking institution having an office at 101 East Washington Street, New Castle, Pennsylvania 16103 (“Bank”), on or before the Facility F Expiry Date, and at such earlier dates as may be required by the Loan Agreement (as defined below), the lesser of (i) the principal sum of Four Hundred Thousand Dollars and 00/100 Dollars ($400,000.00), or (ii) the aggregate unpaid principal amount of all Facility F Loans made by Bank to Borrowers pursuant to the Loan Agreement. Borrowers hereby further jointly and severally promise to pay to the order of Bank interest on the unpaid principal amount of this Amended and Restated Facility F Note from time to time outstanding at the rate or rates per annum determined pursuant to Article II of, or as otherwise provided in, the Loan Agreement, and with such amounts being payable on the dates set forth in Article II of, or as otherwise provided in, the Loan Agreement.
          All payments and prepayments to be made in respect of principal, interest, or other amounts due from Borrowers under this Amended and Restated Facility F Note shall be payable at 12:00 noon, New Castle, Pennsylvania time, on the day when due, without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action therefor shall immediately accrue. All such payments shall be made to Bank at its designated office located at 101 East Washington Street, New Castle, Pennsylvania, in lawful money of the United States of America in immediately available funds without setoff, counterclaim or other deduction of any nature.
          Except as otherwise provided in the Loan Agreement, if any payment of principal or interest under this Amended and Restated Facility F Note shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.
          This Amended and Restated Facility F Note is one of the Notes referred to in, and is entitled to the benefits of, that certain Amended and Restated Loan Agreement of even date herewith by and between Borrowers and Bank (as such agreement may be amended, modified or supplemented from time to time, the “Loan Agreement”), which among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain events and may provide for prepayments in certain circumstances and upon certain terms and conditions. This Amended and Restated Facility F Note is secured by, and is entitled to the benefits of, the Loan Documents, as the same may be amended, modified or supplemented from time to time. Capitalized terms used in this Amended and Restated Facility F Note which are defined in the Loan Agreement shall have the meanings assigned to them therein unless otherwise defined in this Amended and Restated Facility F Note.
          This Amended and Restated Facility F Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the principles applicable to the conflicts of laws thereof. Each Borrower hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania, Court of Common Pleas of Lawrence County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of, relating to or mentioning this Amended and Restated Facility F Note.
(Remainder of page intentionally left blank — continued on the following page)

CONFESSION OF JUDGMENT. EACH BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST SUCH BORROWER, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS AMENDED AND RESTATED FACILITY F NOTE, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT EQUAL TO TEN PERCENT (10%) OF THE AMOUNT OF SUCH JUDGMENT, BUT NOT LESS THAN ONE THOUSAND DOLLARS ($1,000), ADDED FOR ATTORNEYS’ COLLECTION FEES. NOTWITHSTANDING THE ATTORNEY’S COMMISSION PROVIDED FOR IN THE PRECEDING SENTENCE (WHICH IS INCLUDED IN THE WARRANT FOR PURPOSES OF ESTABLISHING A SUM CERTAIN), THE AMOUNT OF ATTORNEYS’ FEES THAT THE BANK MAY RECOVER FROM SUCH BORROWER SHALL NOT EXCEED THE ACTUAL ATTORNEYS’ FEES INCURRED BY THE BANK. TO THE EXTENT PERMITTED BY LAW, EACH BORROWER RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS AMENDED AND RESTATED FACILITY F NOTE, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF THE HOLDER OF THIS AMENDED AND RESTATED FACILITY F NOTE SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AMENDED AND RESTATED FACILITY F NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWERS SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE EXERCISED AS OFTEN AS THE HOLDER SHALL FIND IT NECESSARY AND DESIRABLE AND THIS AMENDED AND RESTATED FACILITY F NOTE SHALL BE A SUFFICIENT WARRANT THEREFOR. THE HOLDER HEREOF MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT. IN THE EVENT ANY JUDGMENT CONFESSED AGAINST ANY BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON SUCH BORROWER’S BEHALF FOR ANY REASON, HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST SUCH BORROWER FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS.
Borrowers’ Initials

WAIVER OF TRIAL BY JURY. EACH BORROWER EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND IT WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AMENDED AND RESTATED FACILITY F NOTE, THE LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.
Borrowers’ Initials

NOTICE - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIM YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
          IN WITNESS WHEREOF, and intending to be jointly and severally and legally bound hereby, each Borrower, by its duly authorized officers, has executed, issued and delivered this Amended and Restated Facility F Note in Pittsburgh, Pennsylvania on the day and year written above.

ATTEST:		PDG Environmental, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title: President and CEO

ATTEST:		Project Development Group, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title: President and CEO

ATTEST:		Enviro-Tech Abatement Services, Co.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title: President and CEO

ATTEST:		PDG, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title: President and CEO

ATTEST:		Flagship Restoration, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title: President and CEO

ATTEST:		Servestec, Inc.

By:	James D. Chaifullo	By:	John C Regan

Assistant Secretary		Title: President and CEO

ATTEST:		Servestec, Inc.

By:	James D. Chaifullo	By:	John C Regan

Secretary		Title: President and CEO

Exhibit “D”
BORROWING BASE CERTIFICATE
PDG Environmental, Inc. & Subsidiaries
Borrowing Base Certificate No.

COLLATERAL ACTIVITY

Activity from: Through:

1.	Accounts Receivable Balance as of beginning of period		$—

2.	ADD: New Billings (Sales)		$—

3.	Other Adjustments (Explanation Attached)		$—

4.	LESS: Collections		$—

5.	Other Adjustments (Explanation Attached)		$—

6.	Total Accounts Receivable as of end of period		$—

7.	LESS: Ineligible Accounts as of end of period		$—

8.	TOTAL QUALIFIED ACCOUNTS (6-7)		$—

9.	MULTIPLIED by Eligibility percentage	X	80%

10.	TOTAL BORROWING BASE FROM QUALIFIED ACCOUNTS		$—

11.	Qualified Inventory at End of Period		$—

12.	Multiplied by eligibility percentage	X	50%

13.	Available borrowing Base from Qualified Inventory		$—

14.	TOTAL BORROWING BASE FROM QUALIFIED INVENTORY		$—

15.	TOTAL BORROWING BASE (10 + 14)		$—

Exhibit D-1

BORROWING ACTIVITY

16.	LOAN BALANCE AS OF LAST REQUEST	$0.00

17.	LESS: Loan Reduction Since Last Report	$0.00

18.	PLUS: Advance Requested with this Report	$0.00

19.	PLUS OR MINUS: Other Adjustments	$0.00

20.	NEW LOAN BALANCE AS OF (19-20+21)	$0.00

21.	MAXIMUM LOAN AMOUNT	$15,000,000.00

22.	EXCESS BORROWING BASE	$0.00
	(lesser of $3,000,000 minus 20 or 15 minus 20)
PDG Environmental, Inc., a Delaware Corporation, and Subsidiaries (“Borrowers”) hereby (1) confirm the first priority security interest of SKY BANK (“Bank”), in all the collateral as defined and granted by the Security Agreement, dated August 3, 2000, as amended by the Amendment No. 1 to Security Agreement dated June 22, 2005, the Amendment No. 2 to Security Agreement dated September 30, 2005, the Amendment No. 3 to Security Agreement dated December 30, 2005, as and further amended by that Amendment No. 4 to Security Agreement dated June ___, 2006, between Borrowers and Bank, including, but not limited to, all the accounts and inventory listed above; (2) certifies all information above or attached to be a true, correct and complete statement of all Borrowers accounts and inventory as of the date shown and (3) certifies as true, correct and performed all representations, warranties and agreements made under that certain Amended and Restated Loan Agreement dated June ___, 2006 by and between Borrowers and Bank (the “Loan Agreement”), which Loan Agreement is supplemented by all information above or attached hereto.
PDG Environmental, Inc.

By:

, Controller & Treasurer

Exhibit D-2

Exhibit “E”
COMPLIANCE CERTIFICATE
     The undersigned (the “Undersigned”) President or Vice President of PDG Environmental, Inc., a Delaware corporation (“Parent”) hereby certifies to Sky Bank (together with its successors and assigns, the “Bank”) that:
     1. The representations and warranties made by the Parent, Project Development Group, Inc., a Pennsylvania corporation, Enviro-Tech Abatement Services, Co., a North Carolina corporation and PDG, Inc., a Pennsylvania corporation (the “Borrowers”) in that certain Amended and Restated Loan Agreement by and among Borrowers and the Bank dated as of June ___, 2006 (the “Loan Agreement”) are true and correct in all material respects.
     2. The financial information of Borrowers furnished in Schedule 1 attached hereto has been prepared in accordance with GAAP and fairly presents the financial condition of Borrowers.
     3. The Undersigned has reviewed the terms of the Loan Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Borrowers during the accounting period covered by financial statements delivered pursuant to Section 5.01(a) of the Loan Agreement.
     4. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period thereof and what action each Borrower has taken, is taking or proposed to take with respect thereto.
     5. On January 31, 20___, the Borrowers’ Debt Service Coverage Ratio was ___to 1.0.
     6. On January 31, 20___, the Borrowers’ Debt to Worth Ratio was ___to 1.0.
          IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this                      day of                                         .

PDG ENVIRONMENTAL, INC.

By:

Name:

[Vice] President

Exhibit E-1